SHARE PURCHASE AGREEMENT



                          DATED AS OF NOVEMBER 29, 2001

                                      AMONG

                          DECISION SYSTEMS ISRAEL LTD.

                          DATA SYSTEMS & SOFTWARE INC.

                             ENDAN IT SOLUTIONS LTD.

                           KARDAN COMMUNICATIONS LTD.

                            NEUWIRTH INVESTMENTS LTD.

                              JACOB NEUWIRTH (NOY)

                                       AND

                  ADV. YOSSI AVRAHAM, AS TRUSTEE FOR MEIR GIVON



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

                            SHARE PURCHASE AGREEMENT

     This Share Purchase Agreement (this "Agreement") is made and entered into this 29th day of November, 2001, by and among Data Systems & Software Inc., a Delaware corporation ("DSSI"), Decision Systems Israel Ltd., a company organized under the laws of Israel and a wholly owned subsidiary of DSSI ("DSI"), Endan IT Solutions Ltd., a company under the laws of Israel ("Endan"), Kardan Communications Ltd., a company organized under the laws of Israel ("Kardan"), Neuwirth Investments Ltd., a company organized under the laws of Israel, ID No. 513164616 ("Neuwirth Investments"), Jacob Neuwirth ("Noy"), and Adv. Yossi Avraham as trustee for the benefit of Meir Givon ("Givon") (Kardan, Neuwirth Investments and Givon, are each, individually, a "Shareholder" and collectively the "Shareholders").

     WHEREAS, each of the Shareholders owns the number of the issued ordinary shares of Endan, nominal value NIS 1.00 per share (collectively, the "Shares"), set opposite its name in Schedule 3.2 hereto, which Shares in the aggregate represent all of the issued and outstanding shares of Endan;

     WHEREAS, the Shareholders desire to sell 594 Shares to DSI in consideration for (i) $500,000 in cash (the "Cash Consideration"), and (ii) such number of shares of Common Stock of DSSI, par value $0.01 each, that is equal to $2.25 million divided by the Market Price (as defined below) (the "DSSI Shares");

     WHEREAS, the Shareholders desire to sell the remaining 437 Shares to DSI in consideration for the issuance by DSI to the Shareholders of 3,668,912 Ordinary Shares (the "DSI Shares"), such that DSI shall after such sale own 100% of the issued and outstanding Shares;

     WHEREAS,  to assist DSI in its  purchase of the Shares,  DSSI has agreed to
(i) repay certain of its existing indebtedness to DSI, and (ii) extend a shareholders loan to DSI in the amount of $2.75 million less the amount of such existing indebtedness, through the transfer or issuance to DSI of the DSSI Shares and the Cash Consideration; and

     WHEREAS, DSSI desires to extend an additional shareholder loan to DSI in the amount of $1 million for the purpose of providing Endan with a loan at Closing in the amount of $1 million which Endan will use to repay certain of its indebtedness to Kardan.

     NOW,   THEREFORE,   in   consideration   of  the  foregoing   recitals  and
representations, warranties and covenants herein set forth, the parties hereto agree as follows:

                                    ARTICLE I

                                   Definitions

1.1.    Defined  Terms.  As used in this  Agreement,  the  terms  listed in this
        Section 1.1 shall have the following meanings:

"2001 DSI Stock Option Plan"            Shall have the meaning  ascribed to such
                                        term in Section 2.3 hereof;

"Act"                                   Shall mean the United States  Securities
                                        Act of 1933, as amended;

"Additional Amount"                     Shall have the meaning  ascribed to such
                                        term in Section 10.5 hereof;

"Additional Shares"                     Shall have the meaning  ascribed to such
                                        term in Section 10.6 hereof;

"Affiliate"                             Shall   mean,   with   respect   to  any
                                        specified  person:  (i) any other person
                                        directly  or   indirectly   controlling,
                                        controlled  by or under  common  control
                                        with  such  specified  person;  (ii) any
                                        other  person  that  owns,  directly  or
                                        indirectly,   50%  or   more   of   such
                                        specified  person's  capital  stock,  or
                                        (iii)  any other  person  50% or more of
                                        the    voting    stock   of   which   is
                                        beneficially  owned or held  directly or
                                        indirectly by such specified person. For
                                        the   purposes   of   this   definition,
                                        "control"  when used with respect to any
                                        specified  person  means  the  power  to
                                        direct the  management  and  policies of
                                        such  person,  directly  or  indirectly,
                                        whether  through   ownership  of  voting
                                        securities,  by contract  or  otherwise;
                                        and   the   terms    "controlling"   and
                                        "controlled" have meanings correlative to the foregoing;

"Agreement"                             Shall have the meaning  ascribed to such
                                        term in the Recitals ;

"Annual Budget"                         Shall have the meaning  ascribed to such
                                        term in Section 10.2.3 hereof;

"Bank" Shall have the meaning ascribed to such term in Section 10.14 hereof;

"Bring Along Sale"                      Shall have the meaning  ascribed to such
                                        term in Section 10.8 hereof;

"Business Day"                          Sunday to Thursday,  inclusive, with the
                                        exception of holidays and official days of rest in the State of Israel;

"Buyer"                                 Shall  have  the   respective   meanings
                                        ascribed to such term in  Sections  10.6
                                        and 10.8 hereof, as applicable;

"Cash Consideration"                    Shall have the meaning  ascribed to such
                                        term in the Recitals;

"Closing Date"                          Shall have the meaning  ascribed to such
                                        term in Section 3.5 hereof;

"Closing"                               Shall have the meaning  ascribed to such
                                        term in Section 3.5 hereof;

"Common Stock"                          Shall  mean  the  Common  Stock of DSSI,
                                        with par value of $0.01 per share;

"Constitutional Documents"              Shall mean,  with  respect to an Israeli
                                        company,  such  company's  Memorandum of
                                        Association  (if  any) and  Articles  of
                                        Association   and  with   respect  to  a
                                        Delaware corporation, such corporation's
                                        Certificate   of    Incorporation    and
                                        By-Laws, in each case, including all the amendments thereto;


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

"Copyrights"                            Shall have the meaning  ascribed to such
                                        term in Section 5.11.1 hereof;

"Co-Sale Shares"                        Shall have the meaning  ascribed to such
                                        term in Section 10.7.1 hereof;

"Co-Seller"                             Shall have the meaning  ascribed to such
                                        term in Section 10.7 hereof;

"Current Loan"                          Shall have the meaning  ascribed to such
                                        term in Section 10.14 hereof;

"Dividends Committee"                   Shall have the meaning  ascribed to such
                                        term in Section 10.4 hereof;

"Dollar(s)" or "$"                      Shall mean United States Dollar(s);

"DSI"                                   Shall mean Decision Systems Israel Ltd.;

"DSI Amended Articles"                  Shall have the meaning  ascribed to such
                                        term in Section 2.1 hereof;

"DSI Balance Sheet"                     Shall have the meaning  ascribed to such
                                        term in Section 6.4.1 hereof;

"DSI Balance Sheet Date"                Shall have the meaning  ascribed to such
                                        term in Section 6.4.1 hereof;

"DSI Disclosure Schedule"               Shall mean Schedule 6 attached hereto;

"DSI-Endan Shareholders                 Shall have the meaning  ascribed to such
Loan Agreement"                         term in Section 3.6 hereof;

"DSI's Financial Statements"            Shall have the meaning  ascribed to such
                                        term in Section 6.4.1 hereof;

"DSI Permits"                           Shall have the meaning  ascribed to such
                                        term in Section 6.10 hereof;

"DSI Securities"                        Shall have the meaning  ascribed to such
                                        term in Section 6.2 hereof;

"DSI Shares"                            Shall have the meaning  ascribed to such
                                        term in the Recitals;

"DSI Subsidiaries"                      Shall mean DSI subsidiaries as listed in
                                        the DSI Disclosure Schedule;

"DSSI"                                  Shall mean Data Systems & Software Inc.

"DSSI-DSI Shareholders                  Shall have the meaning  ascribed to such
Loan Agreement"                         term in Section 3.3 hereof;

"DSI Maximum Damages"                   Shall have the meaning  ascribed to such
                                        term in Section 12.3 hereof;

"DSSI Reserved Shares"                  Shall have the meaning  ascribed to such
                                        term in Section 7.2.1 hereof;

"DSSI SEC Reports"                      Shall have the meaning  ascribed to such
                                        term in Section 7.4 hereof;

"DSSI Securities"                       Shall have the meaning  ascribed to such
                                        term in Section 7.2.1 hereof;

"DSSI Shares"                           Shall have the meaning  ascribed to such
                                        term in the Recitals;

"Employment Agreement"                  Shall have the meaning  ascribed to such
                                        term in Section 8.3.8 hereof;

"Endan"                                 Shall mean Endan IT Solutions Ltd.;


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

"Endan Disclosure Schedule"             Shall mean Schedule 5 attached hereto;

"Endan Financial Statements"            Shall have the meaning  ascribed to such
                                        term in Section 5.3.1 hereof;

"Endan Permits"                         Shall have the meaning  ascribed to such
                                        term in Section 5.9 hereof;

"Endan Securities"                      Shall have the meaning  ascribed to such
                                        term in Section 5.2.1 hereof;

"Endan Warrantors"                      Shall have the meaning  ascribed to such
                                        term in Article 5 hereof;

"Final Date"                            Shall mean December 31, 2001;

"Givon" Shall have the meaning ascribed to such term in the preamble hereto;

"Governmental Entity"                   Shall  mean any  court or  tribunal,  or
                                        administrative,      governmental     or
                                        regulatory  body,  agency  or  authority
                                        either  in   Israel   or   abroad   with
                                        jurisdiction  or  regulatory   authority
                                        over the relevant party hereto;

"Inbound License Agreements"            Shall have the meaning  ascribed to such
                                        term in Section 5.14.4 hereof;

"Indebtedness"                          Shall have the meaning  ascribed to such
                                        term in Section 5.7.1 hereof;

"Insurance Policies"                    Shall have the meaning  ascribed to such
                                        term in Section 5.15 hereof;

"Intellectual Property" or "IP"         Shall have the meaning  ascribed to such
                                        term in Section 5.14.1 hereof;

"IPO" Shall have the meaning ascribed to such term in Section 10.3 hereof;

"Kardan"                                Shall mean Kardan Communications Ltd.

"Kardan Director"                       Shall have the meaning  ascribed to such
                                        term in Section 10.3 hereof;

"Liens" Shall mean all mortgages, liens, pledges, charges, security interests, third party rights or other claims or encumbrances of any kind whatsoever;

"Market Price"                          Shall mean the average  closing price of
                                        the Common Stock on the NASDAQ  National
                                        Market   during  the  60  trading   days
                                        preceding the day immediately preceding the Closing Date;

"Material Adverse Effect"               Shall have the meaning  ascribed to such
                                        term in Section 5.1.2 below;

"Minimum Damages"                       Shall have the meaning  ascribed to such
                                        term in Section 12.2 hereof;

"Neuwirth Investments"                  Shall mean Neuwirth Investments Ltd.;

"New Securities"                        Shall have the meaning  ascribed to such
                                        term in Section 10.5 hereof;

"NIS"                                   Shall mean New Israeli Shekels;

"Noy"                                   Shall mean Jacob Neuwirth;

"Offer" Shall have the meaning ascribed to such term in Section 10.6 hereof;

"Offered Shares"                        Shall have the meaning  ascribed to such
                                        term in Section 10.6 hereof;

"Offeree"                               Shall have the meaning  ascribed to such
                                        term in Section 10.5 hereof;

"Option" Shall have the meaning ascribed to such term in Section 2.3 hereof;


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

"Ordinary Shares"                       Shall mean the  ordinary  shares of DSI,
                                        NIS 1.00 par value each;

"Outbound License Agreements"           Shall have the meaning  ascribed to such
                                        term in Section 5.14.4 hereof;

"Owned Software"                        Shall have the meaning  ascribed to such
                                        term in Section 5.14.10 hereof;

"Party", "Parties"                      Shall  mean  a  party  or  the   parties
                                        hereto;

"Patents"                               Shall have the meaning  ascribed to such
                                        term in Section 5.14.1 hereof;

"Permitted Transferee"                  Shall have the meaning  ascribed to such
                                        term in Section 10.6 hereof;

"Person" Shall mean an individual, corporation, partnership, joint venture, trust or unincorporated organization;

"Pre-Ruling"                            Shall have the meaning  ascribed to such
                                        term in Section 9.2.6 hereof;

"Preferred Shares"                      Shall have the meaning  ascribed to such
                                        term in Section 2.1 hereof.

"Proportional Share"                    Shall have the meaning  ascribed to such
                                        term in Section 10.6 hereto;

"Pro Rata Share"                        Shall have the meaning  ascribed to such
                                        term in Section 10.5 hereto;

"Receivables"                           Shall have the meaning  ascribed to such
                                        term in Section 5.7.2 hereof;

"Registration Rights Agreement"         Shall mean Exhibit 3.5 attached hereto;

"Rights Notice"                         Shall have the meaning  ascribed to such
                                        term in Section 10.5 hereof;

"Scheduled Contract"                    Shall  have  the   respective   meanings
                                        ascribed to such term in Sections 5.12.3 and 6.13.3 hereof, as applicable;

"SEC" Shall mean the United States Securities and Exchange Commission;

"Seller" Shall have the meaning ascribed to such term in Section 10.6 hereof;

"Shareholder" or "Shareholders"         Shall  mean  each  of  Kardan,  Neuwirth
                                        Investments and Givon, individually or collectively;

"Shareholders Maximum Damages"          Shall have the meaning  ascribed to such
                                        term in Section 12.2 hereof;

"Shares" Shall have the meaning ascribed to such term in the Recitals hereto;

"Software Products"                     Shall have the meaning  ascribed to such
                                        term in Section 5.14.11 hereof;

"Subsidiaries"                          Shall  mean  Endan's   subsidiaries   as
                                        listed in the Endan Disclosure Schedule;

"Trade Secrets"                         Shall have the meaning  ascribed to such
                                        term in Section 5.14.1 hereof;

"Trademarks"                            Shall have the meaning  ascribed to such
                                        term in Section 5.14.1 hereof;

"Transaction Documents"                 Shall mean each of this  Agreement,  the
                                        Registration   Rights   Agreement,   the
                                        DSSI-DSI Shareholder Loan Agreement, the
                                        DSI-Endan  Shareholder  Loan  Agreement,
                                        and all other documents  entered into or
                                        delivered  in  connection   herewith  or
                                        therewith,    contemplated   hereby   or
                                        thereby, or ancillary hereto or thereto;
                                        and

"Transactions"                          Shall have the meaning  ascribed to such
                                        term in Section 5.1.1 hereof;

"Transfer"                              Shall have the meaning  ascribed to such
                                        term in Section 4.8 hereof;


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

"U.S. Exchange Act"                     Shall mean the U.S.  Securities Exchange
                                        Act of 1934 as amended.

                                   ARTICLE II

              Transactions To Be Effected Prior to the Closing Date

Subject to the terms and conditions set forth in this Agreement, the parties agree that prior to the Closing Date (as defined below), the following transactions shall have been consummated:

2.1. Amendment to the Articles of Association. The Articles of Association of DSI shall be amended in the form of Exhibit 2.1 attached hereto (the "DSI Amended Articles"), to provide for, among other things, the authorization of a new class of preferred shares, each having a nominal value of NIS 1.00 (the "Preferred Shares"), and having the rights, restrictions, privileges and preferences as set forth in the DSI Amended Articles. 2.2. Authorization and Issuance of Preferred Shares. DSI shall authorize the issuance of, and then issue, 100 Preferred Shares to DSSI.

2.3. DSI Stock Option Plan. DSI shall adopt a stock option plan (the "2001 DSI Stock Option Plan"), reserving for issuance thereunder an amount equal to 5% of the issued Ordinary Shares of the Company as of immediately following the Closing, and shall, promptly after the Closing (as defined below), issue a stock option thereunder (the "Option") to Gilad Landau, pursuant to a stock option agreement substantially in the form of Exhibit 2.3B, for such number of Ordinary Shares which shall represent 0.67% of the outstanding Ordinary Shares immediately after the consummation of the transactions contemplated hereby and assuming issuance of the Ordinary Shares reserved under the 2001 DSI Stock Option Plan, at an exercise price reflecting a DSI valuation of $6.7 million, in exchange for cancellation of his existing stock option in Endan.

                                   ARTICLE III

                 Transactions to be Effected on the Closing Date

3.1. Closing; Closing Date. The closing of the transactions contemplated hereby (the "Closing") shall take place at the offices of Eitan, Pearl, Latzer & Cohen-Zedek, 7 Shenkar Street, Herzlia, at the earliest time practicable after fulfillment or waiver of all the conditions to Closing hereunder, or at such other time as shall be determined by the parties hereto but no later than the Final Date (the "Closing Date"). All of the transactions to occur at the Closing shall occur simultaneously and no transaction shall be deemed to have been completed or any document delivered until all such transactions have been completed and all required documents delivered.

3.2. Purchase of Shares from Shareholders. On the terms and subject to the conditions set forth herein, at the Closing, each Shareholder shall sell, transfer, convey, assign and deliver to DSI, and DSI shall purchase, acquire and accept from each Shareholder, all the Shares owned by such Shareholder in accordance with the table set forth as Schedule
        3.2 hereto) free and clear of any covenants, conditions, restrictions, voting


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

        trust arrangements or Liens, options or adverse claims or rights whatsoever. At the Closing, Endan shall deliver to DSI certificates representing the Shares owned by each Shareholder accompanied by duly signed share transfer deeds dated as of the Closing Date, together with evidence of recordation of DSI as the owner of the Shares in the membership registry of Endan and a duly completed notice of such transfer to the Israeli Registrar of Companies in form acceptable for immediate filing therewith.

3.3.    DSSI-DSI  Shareholders  Loan. On or prior to the Closing Date,  DSSI and
        DSI shall execute and deliver a shareholder loan and stock purchase agreement, in the form of Exhibit 3.3 hereto (the "DSSI-DSI Shareholder Loan Agreement"), whereby DSSI shall (i) repay certain of its existing indebtedness to DSI in the amount of $2.39 million by agreeing to issue the DSSI Shares to the Shareholders on behalf of DSI and paying $140,000 in cash to DSI and (ii) extend a shareholder loan of $1,360,000 to DSI. At the Closing, DSSI shall deliver, on behalf of DSI, the DSSI Shares to the Shareholders and transfer to DSI $1,500,000 in immediately available funds, as contemplated in the DSSI-DSI Shareholder Loan Agreement.

3.4. Consideration for Shares. In consideration for the sale of the Shares, DSI shall at the Closing pay or deliver to each of the Shareholders, (i) a portion of the Cash Consideration, in the amount set forth opposite such Shareholder's name on Schedule 3.2, which shall be paid by wire transfer in accordance with written instructions provided by such
        Shareholder,  banker's  check,  or  such  other  form of  payment  as is mutually agreed by DSI and such Shareholder; (ii) a certificate registered in the name of such Shareholder representing such percentage of the DSSI Shares (rounded to the nearest whole share) as set forth opposite such Shareholder's name on Schedule 3.2; and (iii) a validly executed share certificate registered in the name of such Shareholder representing the number of DSI Shares set forth opposite such Shareholder's name on Schedule 3.2, which, when aggregated with the DSI Shares issued to the other Shareholders shall constitute 32% of the issued and outstanding Ordinary Shares of DSI on a fully diluted basis but disregarding any Ordinary Shares issuable upon the conversion of the Preferred Shares or upon exercise of the Option, in accordance with the capitalization table of DSI attached hereto as Schedule 3.4, together with evidence of the recordation of the DSI Shares in the membership registry of DSI and a duly completed notice of such issuance to the Israeli Registrar of Companies in form acceptable for immediate filing therewith.

3.5. Registration Rights. At the Closing, DSSI and the Shareholders shall execute and deliver a registration rights agreement, substantially in the form of Exhibit 3.5 hereto (the "Registration Rights Agreement"), whereby (i) DSSI shall agree to use its best efforts to a file a registration statement covering the DSSI Shares within 30 days from the Closing Date and to effect a registration within 120 days after the Closing Date, and (ii) the Shareholders shall agree to be bound by certain lock-up restrictions, all as set forth in the Registration Rights Agreement.

3.6. DSI-Endan Shareholders Loan. At the Closing, DSI and Endan shall execute and deliver a shareholders loan agreement, substantially in the form of
        Exhibit 3.6 hereto (the "DSI-Endan Shareholder Loan Agreement"), pursuant to which DSI shall extend a loan of $1 million to Endan as provided for therein, and Endan shall use the proceeds of such shareholders loan to repay certain indebtedness to Kardan in the amount of $1 million.


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

3.7. Appointment of Directors. Kardan and Neuwirth Investments will each appoint one director to the Board of Directors of DSI and DSSI shall appoint three directors to the Board of Directors of DSI, in each case in accordance with Section 10.1 hereof.

                                   ARTICLE IV

               Representations and Warranties of the Shareholders
                              Regarding the Shares

        Each Shareholder hereby individually represents and warrants, severally with respect to itself, to DSI and DSSI, that:

4.1. Such Shareholder has good and marketable title to the Shares which are to be transferred to DSI by such Shareholder pursuant hereto, free and clear of any and all covenants, conditions, restrictions, voting trust arrangements or Liens, options or adverse claims or rights whatsoever;

4.2. Such Shareholder has the full right, power and authority to enter into this Agreement and to transfer, convey and sell to DSI at the Closing the Shares to be sold to DSI by such Shareholder hereunder and upon consummation of the purchase contemplated hereby, DSI will acquire from such Shareholder good and marketable title to the Shares to be sold to it by such Shareholder, free and clear of all covenants, conditions, restrictions, voting trust arrangements or Liens, options or adverse claims or rights whatsoever;

4.3. Such Shareholder is not a party to, subject to or bound by any agreement or judgment, order, writ, prohibition, injunction or decree of any court or other governmental body which would prevent the execution or delivery of this Agreement or the other Transaction Document to which such Shareholder is a party by such Shareholder, or the transfer, conveyance and sale of the Shares to be sold by such Shareholder to DSI pursuant to the terms hereof;

4.4. This Agreement and the other Transaction Documents, when executed and delivered by such Shareholder shall constitute the valid and legally binding obligations of such Shareholder, legally enforceable against such Shareholder in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity. No filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by such Shareholder of this Agreement or any of the other Transaction Documents to which such Shareholder is a party or the consummation by such Shareholder of the Transactions, except for filings by or on behalf of Givon in accordance with Section 102 of the Israeli Income Tax Ordinance (New Version).

4.5. No broker or finder has acted for such Shareholder in connection with this Agreement or the transactions contemplated hereby, and no broker or finder is entitled to any brokerage or finder's fees or other commissions in respect of such transactions based


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

        in any way on agreements, arrangements or understandings made by or on behalf of such Shareholder.

4.6. Each Shareholder hereby waives any rights of first refusal, co-sale or otherwise, affecting the Shares to be sold to DSI by such Shareholder, whether set out in the Articles of Association of Endan or otherwise, and no other parties hold such rights.

4.7. There are no securities outstanding which are convertible into or exercisable or exchangeable for the Shares, and there are no outstanding options, rights, contracts, understandings, warrants, subscriptions, conversion rights or other agreements or commitments pursuant to which such Shareholder may be required to transfer, sell or otherwise dispose of any of the Shares.

4.8. Such Shareholder is acquiring the DSSI Shares for investment for such Shareholder's own account and not with a view to, or for resale in connection with, the distribution or other disposition thereof. Such Shareholder agrees that he will not, directly or indirectly, offer, transfer, sell, assign, pledge, hypothecate or otherwise dispose of (each a "Transfer") any of the DSSI Shares unless such Transfer complies with the provisions of the Registration Rights Agreement.

4.9. Such Shareholder is either (a) not a "U.S. Person" as that term is defined in Rule 902 (k) of Regulation S under the Act or (b) an "Accredited Investor" (as that term is defined in Rule 501 of Regulation D under the Act) and by reason of such Shareholder's business and financial experience, such Shareholder has such knowledge, sophistication and experience in business and financial matters as to be capable of evaluating the merits and risks of the prospective investment in the DSSI Shares and making an informed investment decision with respect thereto. Such Shareholder is able to bear the economic risk of his investment in the DSSI Shares and is able to afford a complete loss of such investment; and (without derogating from any representations made by DSSI hereunder) such Shareholder has made an independent investigation of DSSI to the extent he/it saw fit and relied upon such Shareholder's own analyses as he/it saw fit in determining to purchase the DSSI Shares.

4.10. Such Shareholder acknowledges that the DSSI Shares have not been registered under the Act or the securities laws of any state or other jurisdiction and cannot be Transferred unless the DSSI Shares are subsequently registered under the Act and any applicable state laws or an exemption from such registration is available and, in each case, such Shareholder has complied with the Registration Rights Agreement.

4.11. Neither this Agreement nor any certificates made or delivered by such Shareholder in connection herewith contains any untrue statement of a material fact with respect to such Shareholder or omits to state a material fact necessary to make the statements herein or therein with respect to such Shareholder not misleading, in view of the circumstances in which they were made. To the best knowledge of such Shareholder, there is no material fact or information relating to such Shareholder, material to the Transactions, that has not been disclosed to DSI or DSSI in writing by such Shareholder.

                                    ARTICLE V

                         Representations and Warranties

                     Of the Endan Warrantors Regarding Endan


        Each of Kardan, Neuwirth Investments and Noy (the "Endan Warrantors") hereby represent and warrant severally to DSI and DSSI, subject to the exceptions set forth in the Endan Disclosure Schedule attached hereto as
Schedule 5 (the "Endan Disclosure Schedule"), which exceptions shall apply to any and all representations and warranties set forth herein (provided that no such exceptions shall apply to Sections 5.1.1 (first two sentences), 5.2, 5.4 and 5.19), that:

5.1.    Organization and Qualification; Subsidiaries; Investments.

        5.1.1 Each of Endan and the Subsidiaries is duly organized and validly existing under the laws of Israel and have all requisite power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted. Endan has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents and to consummate the transactions contemplated hereby and thereby (hereinafter, the "Transactions"). Endan has heretofore delivered to DSI accurate and complete copies of its Constitutional Documents and the Constitutional Documents of the Subsidiaries, as currently in effect. Other than as set forth on the Endan Disclosure Schedule, Endan has no subsidiaries and has no equity investments, ownership or partnership interests in any other Person.

        5.1.2 Each of Endan and the Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on Endan and the Subsidiaries, individually and taken as a whole. The term "Material Adverse Effect", with respect to any Person, means any circumstance, change in, or effect on such Person (i) that is, or is reasonably likely in the future to be, materially adverse to the operations, assets or liabilities (including contingent liabilities), earnings or results of operations, the business (financial or otherwise) or prospects of such Person or (ii) that would reasonably be expected to prevent or materially delay or impair the ability of such Person (or, in the case of Endan, of the Shareholders and Noy) to consummate the transactions contemplated hereby; provided, however, that such term shall not include any circumstance or change related to general economic conditions; and provided, further, that in the case of DSSI, such term shall also not include any circumstance or change related to (A) securities markets generally or (B) fluctuations in the price of DSSI Common Stock unrelated to any event that would otherwise constitute a Material Adverse Effect on DSSI.

5.2.    Capitalization of Endan and its Subsidiaries.

        5.2.1 The authorized capitalization of Endan and each of the Subsidiaries, the number of shares of each class of Endan and each of the Subsidiaries which are issued (and which, with respect to shares of Endan, collectively constitute the Shares) and the holders of such shares are set forth in the Endan Disclosure Schedule. All of the Shares have been validly issued and are fully paid, non-assessable and free of preemptive rights. As of the date hereof, other than the shares subject to the option of Gilad Landau, no shares of Endan are reserved for issuance and are issuable upon or otherwise deliverable in connection with the exercise of outstanding share options issued pursuant to options agreements to which Endan is a party. As of the date hereof, there are no outstanding Endan share options other than the option of Gilad Landau. The outstanding Endan share options are owned of record by those persons, in the amounts, at the exercise price and on the vesting schedule, all as set forth in the Endan Disclosure Schedule. Except as set forth above, there are outstanding (i) no shares or other voting securities of Endan, (ii) no securities of Endan convertible into or exchangeable or exercisable for shares of Endan, (iii) no options or other rights to acquire shares from Endan, and no obligations of Endan to issue, any shares, capital stock or securities convertible into or exchangeable or exercisable for shares of Endan and (iv) no equity equivalent interests in the ownership or earnings of Endan or other similar rights (collectively "Endan Securities"). As of the date hereof, there are no outstanding rights or obligations of Endan to repurchase, redeem or otherwise acquire any Endan Securities and there are no shareholder agreements, voting trusts or other agreements or understandings to which Endan or any Shareholder is a party or by which it is bound relating to the voting or registration of any shares of Endan.

        5.2.2 All of the outstanding shares of the Subsidiaries are owned by Endan, directly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law).

        5.2.3 No share certificates representing the Shares have ever been issued and the ownership of the Shares is evidenced solely by recordation in the membership registry of Endan.

5.3.    Financial Statements.

        5.3.1 Endan has delivered to DSI copies of Endan's financial statements (hereinafter collectively called the "Endan Financial Statements"), attached hereto as Section 5.3 of the Endan Disclosure Schedule, which have been prepared in all material respects in accordance with Israeli generally accepted accounting principles, consistently applied and maintained throughout the periods indicated and fairly present the consolidated financial condition of Endan as of the dates thereof and the results of its operations for the periods covered thereby (subject to normal year-end adjustments) as follows: (i) unaudited consolidated statement of operations and balance sheet for the nine month period ending September 30, 2001, and (ii) audited consolidated balance sheets of Endan as at December 31, 2000 and the related consolidated statements of operations for the year ended December 31, 2000, accompanied by the audit opinions thereon of Luboshitz, Kasierer & Co., Endan's independent public accountants. The consolidated balance sheets of Endan at December 31, 2000 and September 30, 2001 are referred to herein, collectively, as the "Endan Balance Sheet" and September 30, 2001 is referred to herein as the "Endan Balance Sheet Date".

                Except as set forth in the Endan Financial Statements or in the Endan Disclosure Schedule, the statements of operations included therein do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly specified therein, and the interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation. All inventories of raw materials, work-in-process and finished goods set forth and reflected in Endan Balance Sheet, as well as any inventory Endan has directed any of its manufacturing subcontractors to procure and manufacture on Endan's behalf, were acquired in the ordinary course of business consistent with past practice. All such inventories consist of a quality and quantity usable and saleable (free of any material defect or deficiency) in the ordinary course of business, consistent with past practice, except for slow-moving, damaged or obsolete items and materials of below standard quality, all of which have been written down to net realizable value or in respect of which adequate reserves have been provided, in each case as fully reflected in Endan Balance Sheet.

5.4.    Authorization;  Consents and  Approvals;  No  Violations.  All corporate action on the part of Endan necessary for authorization, execution, delivery, and performance of all of Endan's obligations under this Agreement and the other Transaction Documents to which Endan is a party shall have been taken, and Endan has delivered to DSI and DSSI duly adopted resolutions of its Board of Directors and of the Shareholders authorizing the same. This Agreement and the other Transaction Documents, when executed and delivered by or on behalf of Endan, shall constitute the valid and legally binding obligations of Endan, legally enforceable against Endan in accordance with their respective terms. No filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by Endan of this Agreement or any of the other Transaction Documents to which Endan is a party or the consummation by the
        Shareholders, by Noy or by Endan of the Transactions. Neither the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which any Shareholder, Noy or Endan is a party nor the consummation by the Shareholders, by Noy or by Endan of the Transactions will (i) conflict with or result in any breach of any provision of the Constitutional Documents of Endan or of the Subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Endan, the Subsidiaries or any Shareholder is a party or by which any of them or any of their respective properties or assets may be bound or
        (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to Endan, the Subsidiaries or any of the Shareholders or any of their respective properties or assets.

5.5. No Default. Except as set forth in the Endan Disclosure Schedule, neither Endan nor the Subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) their Constitutional Documents, (ii) any note, bond, mortgage, indenture, or license or other material, contract, agreement or instrument or obligation to which they are a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to Endan or the Subsidiaries or any of their properties or assets.

5.6. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent set forth in the Endan Disclosure Schedule or as and to the extent expressly set forth or provided for or reserved against in Endan Balance Sheet, neither Endan nor the Subsidiaries have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by Israeli generally accepted accounting principles to be reflected on a balance sheet of Endan (including the notes thereto), other than liabilities and obligations which, individually or in the aggregate, will not have a Material Adverse Effect on Endan. Except as and to the extent set forth in the Endan Disclosure Schedule, since the Endan Balance Sheet Date, there have been no events, changes or effects with respect to Endan or the Subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect on Endan. Without limiting the generality of the foregoing, except as and to the extent as set forth in the Endan Disclosure Schedule, since the Endan Balance Sheet Date, each of Endan and the Subsidiaries have conducted their businesses in all material respects only in, and have not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) material adverse change in the financial condition, properties, business, results of operations or prospects of Endan or the Subsidiaries; (ii) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by Endan or the Subsidiaries and which is not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of any shares of Endan or any repurchase, redemption or other acquisition by Endan of any outstanding shares or other securities of, or other ownership interests in Endan; (iv) amendment of any material term of any outstanding security of Endan; (v) incurrence, assumption or guarantee by Endan or the Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices (but in all events not exceeding $15,000 or the equivalent thereof in the aggregate); (vi) creation or assumption by any of Endan or the Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices (not exceeding $15,000 or the equivalent thereof in the aggregate with respect to the Indebtedness underlying such Liens);
        (vii) loan, advance or capital contributions made by Endan or the Subsidiaries to, or investment in, any Person other than (x) loans or advances to employees in connection with business-related travel, (y) loans made to employees consistent with past practices that are not in the aggregate in excess of $15,000 or the equivalent thereof, and (z) loans, advances or capital contributions to or investments by Endan in the Subsidiaries, and in each case made in the ordinary course of business consistent with past practices;

        (viii) transaction or commitment made, or any contract or agreement entered into, by Endan or the Subsidiaries relating to their assets or business (including the acquisition or disposition of any assets) or any relinquishment by Endan or the Subsidiaries of any contract, agreement or other right, in any case, material to Endan or the Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; or (ix) change by Endan in its accounting principles, practices or methods. Since the Endan Balance Sheet Date, except for increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by Endan or the Subsidiaries to (a) officers of Endan or the Subsidiaries or (b) any employee of Endan or the Subsidiaries whose annual cash compensation is the equivalent of $70,000 or more.

5.7.    Indebtedness; Bank Accounts; Receivables; Customers.

        5.7.1 The Endan Disclosure Schedule provides accurate and complete information (including amount and name of payee) with respect to all Indebtedness of Endan or the Subsidiaries. For purposes hereof, "Indebtedness" of any person means all items of indebtedness of such person for borrowed money and purchase money indebtedness, including without limitation capitalized lease obligations, which in accordance with generally accepted accounting principles, would be included in determining liabilities as shown on the liability side of the balance sheet of such person as of the date as of which indebtedness is to be determined, and also includes all contingent obligations.

        5.7.2. Except as set forth in the Endan Disclosure Schedule, all existing accounts receivable, notes receivable and other receivables of Endan and the Subsidiaries (collectively, "Receivables") (including those Receivables reflected on Endan Balance Sheet that have not yet been collected and those Receivables that have arisen since the Endan Balance Sheet Date and have not yet been collected) (i) represent valid obligations of customers of Endan or the Subsidiaries arising from bona fide transactions entered into in the ordinary course of business, and (ii) have been collected or are current and will be collected by Endan or the Subsidiaries (without any counterclaim or set-off) within ninety (90) days after the date due or, with respect to those Receivables already more than 90 days past due, 45 days after the Closing Date, in each case net of an allowance for doubtful accounts not to exceed amounts reserved for on Endan Balance Sheet.

        5.7.3 Neither Endan nor the Subsidiaries has received any notice or other communication indicating that any customer (a) intends or expects to cease dealing with Endan or the Subsidiaries or to effect a material reduction in the volume of business transacted by such person with Endan or the Subsidiaries below historic levels or (b) intends to claim that any of the services performed for it by Endan or the Subsidiaries prior to the date hereof was sub-standard or deficient.

        5.7.4 Except as disclosed in the Endan Disclosure Schedule, no customer of Endan or the Subsidiaries has a right of refund or set off from Endan or the Subsidiaries.

5.8. Litigation. Except as disclosed in the Endan Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of Endan, threatened against Endan or the Subsidiaries or any of their respective properties or assets, or against any of their respective officers, directors or employees (in their capacity as such), before any Governmental Entity. Neither Endan nor the Subsidiaries is subject to any outstanding order, writ, injunction or decree. Endan shall provide DSI an audit letter from its auditors or a letter from its counsel to this effect prior to the Closing.

5.9.    Compliance with Applicable Law.

        Endan and the Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of their respective businesses (the "Endan
        Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on Endan. Endan and the Subsidiaries are in compliance with the terms of the Endan Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on Endan. The businesses of Endan and the Subsidiaries are not being conducted in violation of any applicable law, ordinance or regulation the violation which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on Endan. No investigation or review by any Governmental Entity with respect to Endan or the Subsidiaries is pending or, to the knowledge of Endan, threatened, nor, to the knowledge of Endan, has any Governmental Entity indicated an intention to conduct the same, except as set forth in the Endan Disclosure Schedule.

5.10.   Title to Properties; Absence of Liens and Encumbrances.

        5.10.1 Neither Endan nor the Subsidiaries owns any fee interest in any real property nor has it ever owned any fee interest in any real property. The Endan Disclosure Schedule sets forth a list of all real property currently leased by Endan or the Subsidiaries, the name of the lessor and the date of the lease and each amendment thereto. All such current real property leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by or with respect to Endan or the Subsidiaries, or to the Endan Warrantors' knowledge, by or with respect to any third party. Complete and correct copies of such leases in effect on the date hereof have been delivered to DSI.

        5.10.2 Endan and the Subsidiaries have good and valid title to or, in the case of leased properties and assets, valid leasehold interests in, all of their material properties and material assets, whether tangible or intangible (including Intellectual Property), real, personal and mixed, free and clear of any Liens except as reflected in the Financial Statements or in the Endan Disclosure Schedule.

5.11.   Employee Benefit Plans; Labor Matters.

        5.11.1 The Endan Disclosure Schedule sets forth a list as of the Endan Balance Sheet Date of (i) all directors, officers or employees of Endan or the Subsidiaries and correctly reflects the current salary and any other compensation payable to such directors, officers or employees (including compensation payable pursuant to bonus, deferred compensation or commission arrangements or in connection with any manager's insurance, education fund and health fund), and such employee's employer, date of employment and position; (ii) all agreements with consultants who are individuals obligating Endan or the Subsidiaries to make annual cash payments in an amount exceeding $15,000 or the equivalent thereof; (iii) all severance agreements, programs and policies of Endan or the Subsidiaries with or relating to their employees except such programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of Endan or the Subsidiaries with or relating to their employees that contain change in control provisions. Endan has made available to DSI copies (or descriptions in detail reasonably satisfactory to DSI) of all such agreements, plans, programs and other arrangements.

        5.11.2 Neither Endan nor the Subsidiaries is a party to any collective labor agreement or any other contract or arrangement with any trade union or other body representing any of its employees other than as set forth in the Endan Disclosure Schedule, and neither Endan nor the Subsidiaries has recognized or received a demand for recognition from any collective bargaining representative with respect to any of its or their employees. Other than as set forth in the Endan Disclosure Schedule, neither Endan nor the Subsidiaries is subject to, nor do employees of any such corporation benefit from, any extension orders (tzavei harchava) or any contract, arrangement, understanding or custom with respect to employment (including, without limitation, termination thereof). Other than as expressly set forth in the Endan Disclosure Schedule, neither Endan nor the Subsidiaries has any custom with respect to termination of employment.

        5.11.3 Except for the employment agreements listed in the Endan Disclosure Schedule, there are no contracts or arrangements between Endan or the Subsidiaries and any of its directors, officers, executives or employees which cannot be terminated by such corporation by three months notice or less without giving rise to a claim for damages or compensation (except for statutory severance pay).

        5.11.4 Other than as set forth in the Endan Disclosure Schedule, there is no outstanding claim or complaint (including, without limitation, any claim resulting from a bonus arrangement), other than claims and complaints demanding solely pecuniary damage in an aggregate amount of less than

                $15,000, against Endan or the Subsidiaries by any person who is now or has been an officer or employee of such company..

        5.11.5 There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of Endan, any labor strike or stoppage threatened or contemplated) against or affecting Endan or the Subsidiaries, and there have been no disputes between Endan or the Subsidiaries and any number or category of employees and there are no present circumstances which are reasonably likely to give rise to any such dispute.

        5.11.6 The severance pay (Pitzuie Piturin) due to the employees of Endan and the Subsidiaries is fully funded or provided for in accordance with Israeli GAAP, all liabilities of Endan or the Subsidiaries in connection with their respective employees were adequately accrued in the Financial Statements and, other than as set forth in the Endan Disclosure Schedule, Endan is not aware of any circumstance whereby any employee might demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled. All obligations of Endan or the Subsidiaries with respect to statutorily required severance payments have been fully satisfied or have been funded by contributions to appropriate insurance funds or otherwise provided for in the Endan Financial Statements or disclosed in the notes thereto.

        5.11.7 All amounts which Endan or the Subsidiaries are legally or contractually required to either (i) deduct from their employees' salaries and/or transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or otherwise or (ii) withhold from their employees' salaries and pay to any government, governmental agency or instrumentality thereof as required by the Israeli Income Tax Ordinance [New Version] or otherwise have, in each case, been duly deducted, withheld and paid, and neither Endan nor the Subsidiaries has any outstanding obligation to make any such transfer or provision.

        5.11.8 Each of Endan and the Subsidiaries is in compliance in all material respects with all applicable legal requirements and contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

        5.11.9 Each of Endan and the Subsidiaries has good labor relations, and Endan has no knowledge of any facts indicating that (i) the consummation of the transactions contemplated hereunder will have a material adverse effect on the labor relations of Endan or the Subsidiaries, or (ii) any of the employees of Endan or the Subsidiaries intends to terminate his or her employment with such company.

        5.11.10 Except as disclosed in the Endan Disclosure Schedule, neither the execution, delivery or performance of this Agreement of the other Transaction Documents nor the consummation of the Transactions will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of Endan or the Subsidiaries, or materially increase the benefits payable or provided to any current or former employee or director of any of Endan or the Subsidiaries, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing, the consummation of the Transactions will not result in the acceleration of vesting of any unvested options outstanding under any option plan or other incentive plan of any of Endan or the Subsidiaries.

5.12.   Agreements, Scheduled Contracts and Commitments.

        5.12.1 Scheduled Contracts. Except as set forth in the Endan Disclosure Schedule, neither Endan nor the Subsidiaries has, is a party to or is bound by:

        (i)     any collective bargaining agreements;

        (ii) any agreements or arrangements that contain any severance pay or post-employment liabilities or obligations in excess of those required by law;

        (iii) any bonus, deferred compensation, sales compensation plan, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements or agreements to change any such plans whether written or oral;

        (iv) any employment or consulting agreement with an employee or individual consultant, or any consulting or sales agreement under which a firm or other organization provides services to Endan or the Subsidiaries in any case involving aggregate payments in excess of $15,000 or the equivalent thereof in one year;

        (v) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions ;

        (vi)    any fidelity or surety bond or completion bond;

        (vii) any lease of personal property having a value individually in excess of $15,000 or the equivalent thereof;

        (viii) any agreement of indemnification or guaranty other than as expressly set forth in the Endan Disclosure Schedule;

        (ix) any agreement pursuant to which Endan or the Subsidiaries has granted, or may grant in the future, to any party a source-code license or option or other right to use or acquire source-code;

        (x) any agreement relating to capital expenditures and involving future payments in excess of $50,000 or the equivalent thereof;

        (xi) any agreement relating to the disposition or acquisition of assets, property or any interest in any business enterprise outside the ordinary course of Endan's or the Subsidiaries' business;

        (xii) any mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit, including any guaranty referred to in clause (viii) of this Section 5.12.1;

        (xiii) any purchase order or contract for the purchase of raw materials or services involving $50,000 or the equivalent thereof or more;

        (xiv)   any construction contract;

        (xv)    any distribution, joint marketing or development agreement;

        (xvi) any other agreement that involves $50,000 or the equivalent thereof or more or is not cancelable without penalty upon notice of thirty (30) days or less;

        (xvii) any contract under which Endan or the Subsidiaries provides services to third parties for which it will receive payments in excess of $15,000 or the equivalent thereof in a period of 12 consecutive months;

        (xviii) any contract that contains a liquidated damages provision for failure to meet performance or quality milestones; or

        (xix) any other material agreement or commitment, whether written or oral.

        5.12.2 Loss Contracts. The Endan Disclosure Schedule identifies all contracts (whether fixed price or time and materials with a price cap or other contract having similar effect) under which Endan or the Subsidiaries provides products or services to a third party and as to which the cost of performance has exceeded or is likely to exceed the contract price and also sets forth, with respect to each such contract, the amount by which such cost of performance exceeds such contract price. Except as set forth in the Endan Disclosure Schedule, all contracts under which Endan or the Subsidiaries provides services to a third party are capable of being performed at a cost equal to or less than the contract price.

        5.12.3 No Contract Breaches. Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in the Endan Disclosure Schedule, neither Endan nor the Subsidiaries has in any material respect breached, violated or defaulted under, or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth in the Endan Disclosure Schedule pursuant to Sections 5.12.1 or 5.12.2 (any such agreement, contract or commitment, regardless of whether it is set forth on such schedule, a "Scheduled Contract"). Each Scheduled Contract is in full force and effect and, except as otherwise disclosed in the Endan Disclosure Schedule, is not subject to any default thereunder of which the

                Endan Warrantors have knowledge by any party obligated to Endan or the Subsidiaries pursuant thereto.

5.13. Interested Party Transactions. Except as set forth in the Endan Disclosure Schedule, no member, manager, officer, director or Affiliate of Endan or the Subsidiaries, has or has had during the past three (3) years, directly or indirectly, (i) an economic interest of 5% or more in any Person which has furnished or sold, or furnishes or sells, services or products that Endan or the Subsidiaries furnishes or sells, or proposes to furnish or sell, (ii) an economic interest of 5% or more in any Person that purchases from or sells or furnishes to, Endan or the Subsidiaries, any goods or services, (iii) a beneficial interest in any Scheduled Contract or (iv) any contractual or other arrangement with Endan or the Subsidiaries.

5.14.   Intellectual Property.

        5.14.1 The Endan Disclosure Schedule sets forth, with respect to the Intellectual Property owned, in whole or in part, including jointly with others, by Endan or the Subsidiaries, a complete and accurate list of all (a) patents and patent applications;
                (b) Trademark registrations and applications and material unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed). For purposes of this Agreement, "Intellectual Property" means: trademarks and service marks (whether registered or unregistered), trade names, designs and general intangibles of like nature, together with all goodwill related to the foregoing (collectively, "Trademarks"); patents (including any continuations, continuations in part, reissue patents, reexamination certificates and applications for any of the foregoing) (collectively "Patents"); copyrights (including any registrations and applications therefor and whether registered or unregistered) (collectively "Copyrights"); computer software; databases; works of authorship; mask works; technology; trade secrets and other confidential information, know-how, proprietary processes, formulae, algorithms, models, user interfaces, customer lists, inventions, discoveries, concepts, ideas, techniques, methods, source codes, object codes, methodologies and, with respect to all of the foregoing, related confidential data or information (collectively, "Trade Secrets").

        5.14.2  Patents

                (i) All Patents are currently in compliance with legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use) other than any requirement that, if not satisfied, would not result in a revocation or otherwise materially affect the enforceability of the Patent in question. The Endan Disclosure Schedule sets forth a complete and accurate list of the patents owned, or previously owned, by Endan or the Subsidiaries.

                (ii)    No  Patent   has  been  or  is  now   involved   in  any
                        interference,   reissue,   reexamination   or   opposing
                        proceeding before any Governmental

                        Entity. To Endan's knowledge, no such action has been threatened within the one-year period prior to the date of this Agreement.

                (iii)   There  is  no  patent,   patent   application,   printed
                        publication or other prior art of any person that conflicts in any material respect with any Patent.

        5.14.3  Trade Secrets.

                (i)     Endan  has  taken  the  steps  described  in  the  Endan
                        Disclosure   Schedule  to  protect   Endan's  rights  in
                        confidential information and Trade Secrets of Endan.

                (ii) Without limiting the generality of Section 5.14.3(i) and except as would not be materially adverse to Endan or its business, Endan enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in Endan's standard forms, copies of which have been furnished to DSI, and, except under confidentiality obligations, there has been no disclosure by Endan or any Subsidiary of material confidential information or Trade Secrets.

        5.14.4 License Agreements. The Endan Disclosure Schedule sets forth a complete and accurate list of all license agreements granting to Endan or the Subsidiaries any material right to use or practice any rights under any Intellectual Property other than office automation software used generally in Endan's or the Subsidiaries' operations and other software that is not used in connection with the design, development, use, maintenance and support, testing, assembly and manufacture of Endan's or the Subsidiaries' products and is commercially available on reasonable terms to any person for a license fee of no more than $50,000 or the equivalent thereof (collectively, the "Inbound License Agreements"), indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder. The Endan Disclosure Schedule sets forth a complete and accurate list of all license agreements under which Endan or the Subsidiaries licenses software or grants other rights to use or practice any rights under any Intellectual Property, excluding licenses with customers that in the twelve-month period prior to the date hereof have purchased or licensed products for which the total payments to Endan and the Subsidiaries did not exceed $50,000 or the equivalent thereof (collectively, the "Outbound License Agreements"), indicating for each the title and the parties thereto. There is no material outstanding or, to the Endan Warrantors' knowledge, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

        5.14.5 Ownership; Sufficiency of IP Assets. Except as set forth in the Endan Disclosure Schedule (including the rights of Mr. Shabath to certain profits in connection with EasyBill), Endan or the Subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in and necessary to the conduct of its business. The Intellectual Property identified in the Endan Disclosure Schedule, together with Endan's and the Subsidiaries' unregistered copyrights and Endan's and the Subsidiaries' rights under the licenses granted to Endan or the Subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of Endan's and the Subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Closing Date in substantially the same manner as such businesses have been operated by Endan prior thereto.

        5.14.6 No Infringement by Endan. To the best knowledge of the Endan Warrantors and Endan, the products used, manufactured, marketed, sold or licensed by Endan and the Subsidiaries, and all Intellectual Property used in the conduct of Endan's and the Subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

        5.14.7 No Pending or Threatened Infringement Claims. No litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and, to Endan's knowledge, no notice or other claim in writing has been received by Endan within the one
                (1) year period prior to the date of this Agreement, (i) alleging that Endan or the Subsidiaries has engaged in any
                activity  or  conduct  that   infringes   upon,   violates,   or
                constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by Endan. Except as specifically disclosed in the Endan Disclosure Schedules pursuant to this
                Section 5.14, no Intellectual Property owned or licensed by Endan or the Subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement (other than Inbound License Agreements) restricting the use thereof by Endan or the Subsidiaries or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by Endan or the Subsidiaries to any person.

        5.14.8 No Infringement by Third Parties. To the knowledge of the Endan Warrantors and Endan, no person is misappropriating, infringing, diluting, or violating any Intellectual Property owned or exclusively licensed by Endan or the Subsidiaries, and no such claims have been brought against any person by Endan or the Subsidiaries.

        5.14.9 Assignment; Change of Control. The execution, delivery and performance by the Shareholders, Noy or Endan of this Agreement, and the consummation by the Shareholders, Noy or Endan of the Transactions , will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of Endan's or the Subsidiaries' rights to own any of its Intellectual Property or their respective rights under the Inbound License Agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.

        5.14.10 Software. The Software owned or purported to be owned by Endan or the Subsidiaries and used in its business ("Owned Software") was either (i) developed by employees of Endan or the
                Subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to Endan or the Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by Endan or the
                Subsidiaries from a third party. The Owned Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than Endan or the Subsidiaries, except for such materials or development environments obtained by Endan or the Subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms or as negotiated between Endan and any such other person. For purposes hereof, "Software" means any and all (i) computer programs, including any and all software implementations of algorithms, models and methodologies, whether in source code or object code, (ii) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (iii) descriptions, flow-charts and other work product used to design, plan, organize and develop any of the foregoing, and (iv) all documentation, including user manuals and training materials, relating to any of the foregoing.

        5.14.11 Performance  of  Existing  Software  Products..  All of (i)  the
                Software products that are manufactured by Endan or the Subsidiaries and (ii) any Software products marketed by Endan or the Subsidiaries as to which Endan or any such Subsidiary warrants performance to the end user thereof (collectively "Software Products") listed and described in the Endan Disclosure Schedule perform in all material respects, free of significant bugs or programming errors, the functions described in any protocol or standard applicable to the product, and any agreed specifications or end user documentation or other information provided to customers of Endan on which such customers relied when licensed or otherwise acquired such products.

        5.14.12 Employee Confidentiality Agreements. Except as set forth in the Endan Disclosure Schedule, all current and former employees and consultants of Endan or the Subsidiaries have entered into confidentiality, invention assignment and proprietary information agreements with Endan or the Subsidiaries in the form provided to DSI. To the best knowledge of the Endan Warrantors and Endan, no employee or consultant of Endan or the Subsidiaries is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for Endan or the Subsidiaries (other than time commitments of independent contractors to their other clients) or that would conflict with Endan's or the Subsidiaries' business. The carrying on of Endan's and the Subsidiaries' business by such employees and contractors of Endan or the Subsidiaries and the conduct of Endan's and the Subsidiaries' business as presently proposed, will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which Endan or the Subsidiaries, or to the best knowledge of the Endan Warrantors and Endan, any of such employees or consultants, is now obligated. Except as set forth in the Endan Disclosure Schedule, it is not necessary to utilize any inventions or any other Intellectual Property of any employees of or consultants to Endan or the Subsidiaries acquired prior to their employment by Endan or the Subsidiaries in order to carry on the business of Endan and the Subsidiaries as presently conducted. At no time during the conception of or reduction to practice of any of Intellectual Property owned by Endan or the Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or private source, performing research sponsored by any Governmental Entity or private source or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect Endan's or the Subsidiaries' rights in such Intellectual Property.

        5.14.13 Export Restrictions. Neither Endan nor the Subsidiaries has exported or transmitted Software or other material in connection with Endan's or the Subsidiaries' business to any country to which such export or transmission is restricted by any applicable law, without first having obtained all necessary and appropriate government licenses or permits.

5.15. Insurance. Each of Endan and the Subsidiaries maintains insurance policies (the "Insurance Policies") against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by the Transaction Documents. Each of Endan and the Subsidiaries has complied with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to the Endan Warrantors' knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

5.16. Certain Business Practices. None of Endan, the Subsidiaries or any directors, officers, agents or employees of Endan or the Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of applicable law, or (iii) made any other unlawful payment.

5.17. Restrictions on Business Activities. Except as set forth in the Endan Disclosure Schedule, there is no agreement (non-compete or otherwise), judgment, injunction, order or decree to which Endan or the Subsidiaries is a party or otherwise binding upon Endan or the Subsidiaries that has or is reasonably likely to have the effect of prohibiting or impairing any business practice of Endan or the Subsidiaries, any acquisition of property (tangible or intangible) by Endan or the Subsidiaries or the conduct of business by Endan or the Subsidiaries. Without limiting the foregoing, except as set forth in the Endan Disclosure Schedule, neither Endan nor the Subsidiaries has entered into any agreement under which Endan or any such subsidiary is restricted from selling, licensing or otherwise distributing any of its products or providing services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

5.18. Product and Service Warranties. Complete and accurate copies of the written warranties and guaranties by Endan or the Subsidiaries currently in effect with respect to any of its products or services have been delivered to DSI. There have not been any material deviations from such warranties and guaranties, and neither Endan, the Subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake warranty and guaranty obligations to any customer or to other third parties in excess of such warranties or guaranties. Except as set forth in the Endan Disclosure Schedule, neither Endan nor the Subsidiaries has made any oral warranty or guaranty with respect to any of its products or services.

5.19. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of Endan, Noy or any of the Shareholders.

5.20. Minute Books. The minute books of Endan and the Subsidiaries made available to DSI are the only minute books of Endan and the Subsidiaries and contain a reasonably accurate summary of all actions taken at meetings of the Board of Directors (or committees thereof) or at the General Meetings of the shareholders of Endan or the Subsidiaries or actions by written consent since the time of organization of Endan and the Subsidiaries, respectively.

5.21. Taxes. Endan and the Subsidiaries have accurately prepared and timely filed all income and payroll tax returns and filings that are required to be filed by them (the "Tax Returns") and have paid or made provision for the payment of all amounts due pursuant to such returns. None of the Tax Returns have been audited by any taxing authority, and neither Endan nor the Subsidiaries have been advised that any of such Tax Returns will be so audited, and there are no waivers in effect of the applicable statute of limitations for any period. No deficiency assessment or proposed adjustment of income or payroll taxes of Endan and the Subsidiaries is pending and Endan has no knowledge, after due inquiry, of any proposed liability for any tax to be imposed on Endan other than in the ordinary course of business.

5.22. Full Disclosure. Neither this Agreement, the Endan Disclosure Schedule nor any certificates made or delivered by Endan in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. To the best knowledge of the Endan Warrantors and Endan, there is no material fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of Endan that has not been disclosed to DSI or DSSI in writing by Endan.

                                   Article VI

                      Representations and Warranties of DSI

        Each of DSSI and DSI hereby represents and warrants to the Shareholders, subject to the exceptions set forth in the DSI Disclosure Schedule attached hereto as Schedule 6 (the "DSI Disclosure Schedule"), which exceptionsshall apply to any and all representations and warranties set forth herein (provided that no such exceptions shall apply to Sections 6.1.1 (first two sentences), 6.2, 6.3, 6.5 and 6.20), that:

6.1.    Organization and Qualification; Subsidiaries; Investments.

        6.1.1 Each of DSI and the DSI Subsidiaries is duly organized and validly existing under the laws of Israel and has all requisite power and authority to own, lease and operate their properties and to carry on their businesses as now being conducted. DSI has all requisite power and authority to execute and deliver this Agreement and the other Transaction Documents to which it is a party and to consummate the Transactions. DSI has heretofore delivered to the Shareholders accurate and complete copies of its Constitutional Documents and the Constitutional Documents of the DSI Subsidiaries as currently in effect. Other than as set forth on the DSI Disclosure Schedule, DSI has no subsidiaries and has no equity investments, ownership or partnership interests in any other Person.

        6.1.2 Each of DSI and the DSI Subsidiaries is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by them or the nature of the business conducted by them makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a Material Adverse Effect on DSI and the DSI Subsidiaries, individually and taken as a whole.

6.2.    Capitalization of DSI and the DSI Subsidiaries.

        The authorized capital of DSI and each of the DSI Subsidiaries, the number of issued shares of each class of its capital and the holders of such shares, both prior to giving effect to the transactions contemplated at the Closing and after giving effect thereto, are set forth in the DSI Disclosure Schedule. As of the date hereof (and prior to giving effect to the transactions contemplated under Section 2.3 hereof), no Ordinary Shares are reserved for issuance and are issuable upon the exercise of outstanding share options issued pursuant to options agreements to which DSI is a party and there are no outstanding DSI share options. Except as set forth above, there are outstanding (i) no shares or other voting securities of DSI, (ii) no securities of DSI convertible into or exchangeable or exercisable for shares of DSI, (iii) no options or other rights to acquire from DSI, and no obligations of DSI to issue, any shares, capital stock or securities convertible into or exchangeable or exercisable for shares of DSI and (iv) no equity equivalent interests in the ownership or earnings of DSI or other similar rights (collectively "DSI Securities"). As of the date hereof, there are no outstanding rights or obligations of DSI to repurchase, redeem or otherwise acquire any DSI Securities and there are no shareholder agreements, voting trusts or other agreements or understandings to which DSI or any of its shareholder is a party or by which it is bound relating to the voting or registration of any shares of DSI. All of the outstanding shares of the DSI Subsidiaries are owned by DSI, directly, free and clear of any Lien or any other limitation or restriction (including any restriction on the right to vote or sell the same except as may be provided as a matter of law).

6.3.    Issuance of DSI Shares.

        Upon the issuance of the DSI Shares to the Shareholders in consideration for the Shares pursuant to Article III of this Agreement, the DSI Shares shall be validly issued, fully paid, non-assessable, free of preemptive rights (except as is set forth in the Amended Articles) and of any Liens or encumbrances, and registered in the name of the respective Shareholders in the registry of DSI.

6.4.    Financial Statements.

        6.4.1 DSI has delivered to the Shareholders copies of DSI's financial statements (hereinafter collectively called the "DSI Financial Statements"), which have been prepared in all material respects in accordance with U.S. generally accepted accounting principles consistently applied and maintained throughout the periods indicated and fairly present the consolidated financial condition of DSI as of the dates thereof and the results of its operations for the periods covered thereby (subject to normal year-end adjustments) as follows: (i) unaudited consolidated statement of operations and balance sheet for the nine month period ending September 30, 2001, and (ii) audited consolidated balance sheets of DSI as at December 31, 2000 and the related consolidated statements of operations for the years ended December 31, 2000, accompanied by the audit opinions thereon of Somech Chaikin, DSI's independent public accountants. The consolidated balance sheets of DSI at December 31, 2000 and September 30, 2001 are referred to herein, collectively, as the "DSI Balance Sheet" and September 30, 2001 is referred to herein as the "DSI Balance Sheet Date".

        6.4.2 Except as set forth in the DSI Financial Statements, or in the DSI Disclosure Schedule, the statements of operations included therein do not contain any items of special or nonrecurring revenue or any other income not earned in the ordinary course of business except as expressly specified therein, and the interim financial statements include all adjustments, which consist only of normal recurring accruals, necessary for a fair presentation.

6.5.    Authorization;  Consents and  Approvals;  No  Violations.  All corporate action  on the  part  of DSI  necessary  for  authorization,  execution, delivery, and performance of all of DSI's obligations under this Agreement and the other Transaction Documents to which DSI is a party shall have been taken, and DSI has delivered to the Shareholders duly adopted resolutions of its Board of Directors and of its Shareholders authorizing the same. This Agreement and the other Transaction
        Documents, when executed and delivered by or on behalf of DSI, shall constitute the valid and legally binding obligations of DSI, legally enforceable against DSI in accordance with their respective terms. No filing with or notice to and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by DSI of this Agreement or any of the other Transaction Documents to which DSI is a party or the consummation by DSI of the Transactions. Neither the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which DSI is a party nor the consummation by DSI of the Transactions will (i) conflict with or result in any breach of any provision of the Constitutional Documents of DSI or the DSI Subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which DSI or the DSI Subsidiaries is a party or by which DSI or any of its properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to DSI or the DSI Subsidiaries or any of their respective properties or assets.

6.6. No Default. Except as set forth in the DSI Disclosure Schedule, neither DSI nor the DSI Subsidiaries is in breach, default or violation (and no event has occurred that with notice or the lapse of time or both would constitute a breach, default or violation) of any term, condition or provision of (i) their Constitutional Documents, (ii) any note, bond, mortgage, indenture, or license or other material, contract, agreement or instrument or obligation to which they are a party or by which they or any of their properties or assets may be bound or (iii) any order, writ, injunction, decree, law, statute, rule or regulation applicable to DSI or the DSI Subsidiaries or any of their properties or assets.

6.7. No Undisclosed Liabilities; Absence of Changes. Except as and to the extent set forth in the DSI Disclosure Schedule or as and to the extent expressly set forth or provided for or reserved against in DSI Balance Sheet, neither DSI nor the DSI Subsidiaries have any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that would be required by U.S. generally accepted accounting principles to be reflected on a balance sheet of DSI (including the notes thereto), other than liabilities and obligations which, individually or in the aggregate, will not have a Material Adverse Effect on DSI. Except as and to the extent set forth in the DSI Disclosure Schedule, since the DSI Balance Sheet Date, there have been no events, changes or effects with respect to DSI and the DSI
        Subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect on DSI. Without limiting the generality of the foregoing, except as and to the extent as set forth in the DSI Disclosure Schedule, since the DSI Balance Sheet Date, each of DSI and the DSI Subsidiaries have conducted their businesses in all material respects only in, and has not engaged in any material transaction other than according to, the ordinary and usual course of such businesses consistent with past practices, and there has not been any (i) material adverse change in the financial condition, properties, business, results of operations or prospects of DSI or the DSI Subsidiaries; (ii) damage, destruction or other casualty loss with respect to any material asset or property owned, leased or otherwise used by DSI or the DSI Subsidiaries and which is not covered by insurance; (iii) declaration, setting aside or payment of any dividend or other distribution in respect of any shares of DSI or any repurchase, redemption or other acquisition by DSI of any outstanding shares or other securities of, or other ownership interests in

        DSI; (iv) amendment of any material term of any outstanding security of DSI; (v) incurrence, assumption or guarantee by DSI or the DSI Subsidiaries of any indebtedness for borrowed money other than in the ordinary course of business and in amounts and on terms consistent with past practices (but in all events not exceeding $15,000 or the equivalent thereof in the aggregate); (vi) creation or assumption by any of DSI or the DSI Subsidiaries of any Lien on any material asset other than in the ordinary course of business consistent with past practices (not exceeding$15,000 or the equivalent thereof in the aggregate with respect to the Indebtedness underlying such Liens); (vii) loan, advance or capital contributions made by DSI or the DSI Subsidiaries, or investment in, any person other than (x) loans or advances to employees in connection with business-related travel, (y) loans made to employees consistent with past practices that are not in the aggregate in excess of $15,000 or the equivalent thereof, and (z) loans, advances or capital contributions to or investments by DSI in the DSI Subsidiaries, and in each case made in the ordinary course of business consistent with past practices; (viii) transaction or commitment made, or any contract or agreement entered into, by DSI or the DSI Subsidiaries relating to their assets or business (including the acquisition or disposition of any assets) or any relinquishment by DSI or the DSI Subsidiaries of any contract, agreement or other right, in any case, material to DSI or the DSI Subsidiaries, taken as a whole, other than transactions and commitments in the ordinary course of business consistent with past practices and those contemplated by this Agreement; or (ix) change by DSI in its accounting principles, practices or methods. Since the DSI Balance Sheet Date, except for increases in the ordinary course of business consistent with past practices, there has not been any increase in the compensation payable or that could become payable by DSI or the DSI Subsidiaries to (a) officers of DSI or the DSI Subsidiaries or (b)
        any employee of DSI or the DSI Subsidiaries whose annual cash compensation is the equivalent of $70,000 or more.

6.8.    Indebtedness; Bank Accounts; Receivables; Customers.

        6.8.1 The DSI Disclosure Schedule provides accurate and complete information (including amount and name of payee) with respect to all Indebtedness of DSI or the DSI Subsidiaries.

        6.8.2 Except as set forth in the DSI Disclosure Schedule, all existing Receivables (including those Receivables reflected on DSI Balance Sheet that have not yet been collected and those Receivables that have arisen since DSI Balance Sheet Date and have not yet been collected) (i) represent valid obligations of customers of DSI or the DSI Subsidiaries arising from bona fide transactions entered into in the ordinary course of business, and (ii) have been collected or are current and will be collected by DSI or the DSI Subsidiaries (without any counterclaim or set-off) within ninety (90) days after the date due or, with respect to those Receivables already more than 90 days past due, 45 days after the Closing Date, in each case net of an allowance for doubtful accounts not to exceed amounts reserved for on DSI Balance Sheet.

        6.8.3 Neither DSI nor the DSI Subsidiaries has received any notice or other communication indicating that any customer (a) intends or expects to cease dealing with DSI or to effect a material reduction in the volume of business transacted by such person with DSI or the DSI Subsidiaries below historic levels or (b) intends to claim that any of the services performed for it by DSI or the DSI Subsidiaries prior to the date hereof was sub-standard or deficient.

        6.8.4 Except as disclosed in the DSI Disclosure Schedule, no customer of DSI or the DSI Subsidiaries has a right of refund or set off from DSI or the DSI Subsidiaries.

6.9. Litigation. Except as disclosed in the DSI Disclosure Schedule, there is no suit, claim, action, proceeding or investigation pending or, to the knowledge of DSSI and DSI, threatened against DSI or the DSI Subsidiaries or any of their respective properties or assets, or against any of their respective officers, directors or employees (in their capacity as such), before any Governmental Entity. Neither DSI nor the Subsidiaries is subject to any outstanding order, writ, injunction or decree. DSI shall provide the Shareholders an audit letter from its auditors or a letter from its counsel to this effect prior to the Closing.

6.10. Compliance with Applicable Law. DSI and the DSI Subsidiaries hold all permits, licenses, variances, exemptions, orders and approvals of all Governmental Entities necessary for the lawful conduct of its businesses (the "DSI Permits"), except for failures to hold such permits, licenses, variances, exemptions, orders and approvals that would not be reasonably expected to, individually or in the aggregate, have a Material Adverse Effect on DSI. DSI and the DSI Subsidiaries are in compliance with the terms of the DSI Permits, except where the failure so to comply would not, individually or in the aggregate, have a Material Adverse Effect on DSI. The businesses of DSI and the DSI Subsidiaries are not being conducted in violation of any applicable law, ordinance or regulation the violation of which could reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect on DSI. No investigation or review by any Governmental Entity with respect to DSI or the DSI Subsidiaries is pending or, to the knowledge of DSI and DSSI, threatened, nor, to the knowledge of DSSI and DSI, has any Governmental Entity indicated an intention to conduct the same, except as set forth in the DSI Disclosure Schedule.

6.11.   Title to Properties; Absence of Liens and Encumbrances.

        6.11.1 Neither DSI nor the Subsidiaries owns any fee interest in any real property. The DSI Disclosure Schedule sets forth a list of all real property currently leased by DSI or the DSI Subsidiaries, the name of the lessor and the date of the lease and each amendment thereto. All such current real property leases are in full force and effect, are valid and effective in accordance with their respective terms, and there is not, under any of such leases, any existing material default or event of default (or event which with notice or lapse of time, or both, would constitute a default) by or with respect to DSI or the DSI Subsidiaries, or to DSI and DSSI's knowledge, by or with respect to any third party. Complete and correct copies of such leases in effect on the date hereof have been delivered to the Shareholders.

        6.11.2 DSI and the DSI Subsidiaries have good and valid title to or, in the case of leased properties and assets, valid leasehold interests in, all of their material properties and material assets, whether tangible or intangible (including Intellectual Property), real, personal and mixed, free and clear of any Liens except as reflected in the Financial Statements or in the DSI Disclosure Schedule.

6.12.   Employee Benefit Plans; Labor Matters.

        6.12.1 The DSI Disclosure Schedule sets forth a list as of the DSI Balance Sheet Date of (i) all directors, officers or employees of DSI or the DSI Subsidiaries and correctly reflects the current salary and any other compensation payable to such directors, officers or employees (including compensation payable pursuant to bonus, deferred compensation or commission arrangements or in connection with any manager's insurance, education fund and health fund), and such employee's employer, date of employment and position; (ii) all agreements with consultants who are individuals obligating DSI or the DSI Subsidiaries to make annual cash payments in an amount exceeding $15,000 or the equivalent thereof; (iii) all severance agreements, programs and policies of DSI or the DSI Subsidiaries with or relating to their employees except such programs and policies required to be maintained by law; and (iv) all plans, programs, agreements and other arrangements of DSI or the DSI Subsidiaries with or relating to their employees that contain change in control provisions. DSI has made available to the Shareholders copies (or descriptions in detail reasonably satisfactory to the Shareholders) of all such agreements, plans, programs and other arrangements.

        6.12.2 Neither DSI nor the DSI Subsidiaries is a party to any collective labor agreement or any other contract or arrangement with any trade union or other body representing any of its employees other than as set forth in the DSI Disclosure Schedule, and neither DSI nor the DSI Subsidiaries has recognized or received a demand for recognition from any collective bargaining representative with respect to any of its or their employees. Other than as set forth in the DSI Disclosure Schedule, neither DSI nor the DSI Subsidiaries is subject to, nor do employees of any such corporation benefit from, any extension orders (tzavei harchava) or any contract, arrangement, understanding or custom with respect to employment (including, without limitation, termination thereof). Other than as expressly set forth in the DSI Disclosure Schedule, neither DSI nor the DSI Subsidiaries has any custom with respect to termination of employment.

        6.12.3 Except for the employment agreements listed in the DSI Disclosure Schedule, there are no contracts or arrangements between DSI or the DSI Subsidiaries and any of its directors, officers, executives or employees which cannot be terminated by such corporation by three months notice or less without giving rise to a claim for damages or compensation (except for statutory severance pay).

        6.12.4 Other than as set forth in the DSI Disclosure Schedule, there is no outstanding claim or complaint (including, without limitation, any claim resulting from a bonus arrangement), other than claims and complaints demanding solely pecuniary damage in an aggregate amount less than $15,000, against DSI or the DSI Subsidiaries by any person who is now or has been an officer or employee of such corporation.

        6.12.5 There is no labor strike, slowdown or stoppage pending (or, to the best knowledge of DSSI and DSI, any labor strike or stoppage threatened or contemplated) against or affecting DSI or the DSI Subsidiaries, and there have been no disputes between DSI or the DSI Subsidiaries and any employees and there are no present circumstances which are reasonably likely to give rise to any such dispute.

        6.12.6 The severance pay (Pitzuie Piturin) due to the employees of DSI and the DSI Subsidiaries is fully funded or provided for in accordance with U.S. GAAP, all liabilities of DSI or the DSI Subsidiaries in connection with their respective employees were adequately accrued in the Financial Statements and, other than as set forth in the DSI Disclosure Schedule, DSI is not aware of any circumstance whereby any employee might demand (whether legally entitled to or not) any claim for compensation on termination of employment beyond the statutory severance pay to which such employee is entitled. All obligations of DSI or the DSI Subsidiaries with respect to statutorily required severance payments have been fully satisfied or have been funded by contributions to appropriate insurance funds or otherwise provided for in the DSI Financial Statements or disclosed in the notes thereto.

        6.12.7 All amounts which DSI or the DSI Subsidiaries is legally or contractually required to either (i) deduct from their employees' salaries and/or transfer to such employees' pension or provident, life insurance, incapacity insurance, continuing education fund or otherwise or (ii) withhold from their employees' salaries and pay to any government, governmental agency or instrumentality thereof as required by the Israeli Income Tax Ordinance [New Version] or otherwise have, in each case, been duly deducted, withheld and paid, and neither DSI nor the DSI Subsidiaries has any outstanding obligation to make any such transfer or provision.

        6.12.8 Each of DSI and the DSI Subsidiaries is in compliance in all material respects with all applicable legal requirements and contracts relating to employment, employment practices, wages, bonuses and terms and conditions of employment, including employee compensation matters.

        6.12.9 Each of DSI and the DSI Subsidiaries has good labor relations, and DSI has no knowledge of any facts indicating that (i) the consummation of the transactions contemplated hereunder will have a material adverse effect on the labor relations of DSI or the DSI Subsidiaries, or (ii) any of the employees of DSI or the DSI Subsidiaries intends to terminate his or her employment with such company.

        6.12.10 Except as disclosed in the DSI Disclosure Schedule, neither the execution, delivery or performance of this Agreement nor the consummation of the transactions contemplated hereunder will result in any bonus, golden parachute, severance or other payment or obligation to any current or former employee or director of any of DSI or the DSI Subsidiaries, or materially increase the benefits payable or provided to any current or former employee or


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

                director of DSI or the DSI Subsidiaries, or result in any acceleration of the time of payment, provision or vesting of any such benefits. Without limiting the generality of the foregoing, the consummation of the transactions contemplated hereunder will not result in the acceleration of vesting of any unvested options outstanding under any option plan or other incentive plan of any of DSI or the DSI Subsidiaries.

6.13.   Agreements, Scheduled Contracts and Commitments.

        6.13.1 Scheduled Contracts. Except as set forth in the DSI Disclosure Schedule, neither DSI nor the DSI Subsidiaries has, is a party to or is bound by:

                (i)     any collective bargaining agreements;

                (ii)    any   agreements  or   arrangements   that  contain  any
                        severance   pay  or   post-employment   liabilities   or
                        obligations in excess of those required by law;

                (iii) any bonus, deferred compensation, sales compensation plan, pension, profit sharing or retirement plans, or any other employee benefit plans or arrangements or agreements to change any such plans whether written or oral;

                (iv) any employment or consulting agreement with an employee or individual consultant, or any consulting or sales agreement under which a firm or other organization provides services to DSI or the DSI Subsidiaries in any case involving aggregate payments in excess of $15,000 or the equivalent thereof in one year;

                (v) any agreement or plan, including any stock option plan, stock appreciation rights plan or stock purchase plan, any of the benefits of which will be increased, or the vesting of benefits of which will be accelerated, by the occurrence of any of the Transactions or the value of any of the benefits of which will be calculated on the basis of any of the Transactions;

                (vi)    any fidelity or surety bond or completion bond;

                (vii)   any   lease  of   personal   property   having  a  value
                        individually in excess of $15,000 or the equivalent thereof;

                (viii) any agreement of indemnification or guaranty other than expressly set forth in the DSI Disclosure Schedule;

                (ix) any agreement pursuant to which DSI or the DSI Subsidiaries has granted, or may grant in the future, any party a source-code license or option or other right to use or acquire source-code;

                (x) any agreement relating to capital expenditures and involving future payments in excess of$50,000 or the equivalent thereof;


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

                (xi) any agreement relating to the disposition or acquisition of assets, property or any interest in any business enterprise outside the ordinary course of DSI or the DSI Subsidiaries' business;

                (xii) any mortgage, indenture, loan or credit agreement, security agreement or other agreement or instrument relating to the borrowing of money or extension of credit, including any guaranty referred to in clause
                        (viii) of this Section 6.13.1;

                (xiii)  any  purchase  order or contract for the purchase of raw
                        materials   or   services   involving   $50,000  or  the
                        equivalent thereof or more;

                (xiv)   any construction contract;

                (xv)    any   distribution,   joint   marketing  or  development
                        agreement;

                (xvi)   any  other  agreement  that  involves   $50,000  or  the
                        equivalent thereof or more or is not cancelable without penalty upon notice of thirty (30) days or less;

                (xvii) any contract under which DSI or the DSI Subsidiaries provides services to third parties for which it will receive payments in excess of $15,000 or the equivalent thereof in a period of 12 consecutive months;

                (xviii) any  contract   that   contains  a  liquidated   damages
                        provision for failure to meet performance or quality milestones; or

                (xix) any other material agreement or commitment, whether written or oral.

        6.13.2 Loss Contracts. The DSI Disclosure Schedule identifies all contracts (whether fixed price or time and materials with a price cap or other contract having similar effect) under which DSI or the DSI Subsidiaries provides products or services to a third party and as to which the cost of performance has exceeded or is likely to exceed the contract price and also sets forth, with respect to each such contract, the amount by which such cost of performance exceeds such contract price. Except as set forth in the DSI Disclosure Schedule, all contracts under which DSI or the DSI Subsidiaries provides services to a third party are capable of being performed at a cost equal to or less than the contract price.

        6.13.3 No Contract Breaches. Except for such alleged breaches, violations and defaults, and events that would constitute a breach, violation or default with the lapse of time, giving of notice, or both, as are all noted in the DSI Disclosure
                Schedule,  neither  DSI  nor  the  DSI  Subsidiaries  has in any material  respect  breached,  violated or  defaulted  under,  or received notice that it has materially breached, violated or defaulted under, any of the terms or conditions of any agreement, contract or commitment required to be set forth in the DSI Disclosure Schedule pursuant to Sections 6.13.1 or 6.13.2 (any such agreement, contract or commitment, regardless of whether it is set forth on such schedule, a "Scheduled Contract"). Each Scheduled Contract is in full force and effect and, except as otherwise disclosed in the DSI Disclosure

                Schedule, is not subject to any default thereunder of which DSI have knowledge by any party obligated to DSI or the DSI Subsidiaries pursuant thereto.

6.14. Interested Party Transactions. Except as set forth in the DSI Disclosure Schedule, no member, manager, officer, director or Affiliate of DSI or the DSI Subsidiaries, has or has had during the past 3 years, directly or indirectly, (i) an economic interest of 5% or more in any Person which has furnished or sold, or furnishes or sells, services or products that DSI or the DSI Subsidiaries furnishes or sells, or proposes to furnish or sell, (ii) an economic interest of 5% or more in any Person that purchases from or sells or furnishes to, DSI or the DSI Subsidiaries, any goods or services, (iii) a beneficial interest in any Scheduled Contract or (iv) any contractual or other arrangement with DSI or the DSI Subsidiaries.

6.15.   Intellectual Property.

        6.15.1 The DSI Disclosure Schedule sets forth, the Intellectual Property owned, in whole or in part, including jointly with others, by DSI or the DSI Subsidiaries, a complete and accurate list of all (a) patents and patent applications; (b) Trademark registrations and applications and material unregistered Trademarks; and (c) copyright registrations and applications, indicating for each, the applicable jurisdiction, registration number (or application number), and date issued (or date filed).

        6.15.2  Trade Secrets.

                (i)     DSI has taken the steps  described in the DSI Disclosure
                        Schedule  to  protect   DSI's  rights  in   confidential
                        information and Trade Secrets of DSI.

                (ii) Without limiting the generality of Section 6.15.2(i) and except as would not be materially adverse to DSI or its business, DSI enforces a policy of requiring each relevant employee, consultant and contractor to execute proprietary information, confidentiality and assignment agreements substantially in DSI's standard forms, a copy of which has been furnished to the Shareholders, and, except under confidentiality obligations, there has been no disclosure by DSI or the DSI Subsidiaries of material confidential information or Trade Secrets.

        6.15.3 License Agreements. The DSI Disclosure Schedule sets forth a complete and accurate list of all Inbound License Agreements of DSI or the DSI Subsidiaries, indicating for each the title and the parties thereto and the amount of any future royalty or license fee payable thereunder. The DSI Disclosure Schedule sets forth a complete and accurate list of all Outbound License Agreements of DSI or the DSI Subsidiaries, indicating for each the title and the parties thereto. There is no material outstanding or, to the knowledge of DSSI and DSI, threatened dispute or disagreement with respect to any Inbound License Agreement or any Outbound License Agreement.

        6.15.4 Ownership; Sufficiency of IP Assets. Except as set forth in the DSI Disclosure Schedule, DSI or the DSI Subsidiaries owns or possesses adequate licenses or other rights to use, free and clear of Liens, orders and arbitration awards, all of its Intellectual Property used in and necessary to the conduct of its business. The Intellectual Property identified in the DSI Disclosure Schedule, together with DSI's and the DSI Subsidiaries' unregistered copyrights and DSI's and the DSI Subsidiaries' rights under the licenses granted to DSI or the
                DSI Subsidiaries under the Inbound License Agreements, constitute all the material Intellectual Property rights used in the operation of DSI's and the DSI Subsidiaries' businesses as they are currently conducted and are all the Intellectual Property rights necessary to operate such businesses after the Closing Date in substantially the same manner as such businesses have been operated by DSI prior thereto.

        6.15.5 No Infringement by DSI. To the best knowledge of DSSI and DSI, the products used, manufactured, marketed, sold or licensed by DSI and the DSI Subsidiaries, and all Intellectual Property used in the conduct of DSI's and the DSI Subsidiaries' businesses as currently conducted, do not infringe upon, violate or constitute the unauthorized use of any rights owned or controlled by any third party, including any Intellectual Property of any third party.

        6.15.6 No Pending or Threatened Infringement Claims. No litigation is now or, within the three (3) years prior to the date of this Agreement, was pending and, to DSI's knowledge, no notice or other claim in writing has been received by DSI within the one
                (1) year period prior to the date of this Agreement, (i) alleging that DSI or the DSI Subsidiaries has engaged in any
                activity  or  conduct  that   infringes   upon,   violates,   or
                constitutes the unauthorized use of the Intellectual Property rights of any third party or (ii) challenging the ownership, use, validity or enforceability of any Intellectual Property owned or exclusively licensed by DSI. Except as specifically disclosed in the DSI Disclosure Schedule pursuant to this
                Section 6.15.6_, no Intellectual Property owned or licensed by DSI or the DSI Subsidiaries is subject to any outstanding order, judgment, decree, stipulation or agreement (other than Inbound License Agreements) restricting the use thereof by DSI or the DSI Subsidiaries or, in the case of any Intellectual Property licensed to others, restricting the sale, transfer, assignment or licensing thereof by DSI or the DSI Subsidiaries to any person.

        6.15.7 No Infringement by Third Parties. To the knowledge of DSI, no person is misappropriating, infringing, diluting, or violating any Intellectual Property owned or exclusively licensed by DSI or the DSI Subsidiaries, and no such claims have been brought against any person by DSI or the DSI Subsidiaries.

        6.15.8 Assignment; Change of Control. The execution, delivery and performance by DSI of this Agreement, and the consummation by DSI of the transactions contemplated hereby, will not result in the loss or impairment of, or give rise to any right of any third party to terminate, any of DSI's or the DSI Subsidiaries' rights to own any of its Intellectual Property or its rights under the License Agreements, nor require the consent of any Governmental Entity or third party in respect of any such Intellectual Property.


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

        6.15.9 Software. The Owned Software of DSI or the DSI Subsidiaries was either (i) developed by employees of DSI or the DSI Subsidiaries within the scope of their employment; (ii) developed by independent contractors who have assigned their rights to DSI or the DSI Subsidiaries pursuant to written agreements; or (iii) otherwise acquired by DSI or the DSI Subsidiaries from a third party. The Owned Software does not contain any programming code, documentation or other materials or development environments that embody Intellectual Property rights of any person other than DSI or the DSI Subsidiaries, except for such materials or development environments obtained by DSI or the DSI Subsidiaries from other persons who make such materials or development environments generally available to all interested purchasers or end-users on standard commercial terms or as negotiated between DSI and any such other person.

        6.15.10 Performance of Existing Software Products. All of the Software Products listed and described in the DSI Disclosure Schedule perform in all material respects, free of significant bugs or programming errors, the functions described in any protocol or standard applicable to the product, and any agreed specifications or end user documentation or other information provided to customers of DSI on which such customers relied when licensing or otherwise acquiring such products.

        6.15.11 Employee Confidentiality Agreements. Except as set forth in the DSI Disclosure Schedule, all employees and consultants of DSI or the DSI Subsidiaries have entered into confidentiality, invention assignment and proprietary information agreements with DSI or the DSI Subsidiaries in the form provided to the Shareholders. To the best knowledge of DSSI and DSI, no employee or consultant of DSI or the DSI Subsidiaries is obligated under any agreement (including licenses, covenants or commitments of any nature) or subject to any judgment, decree or order of any court or administrative agency, or any other restriction that would interfere with the use of his or her best efforts to carry out his or her duties for DSI or the DSI Subsidiaries (other than time commitments of independent contractors to their other clients) or that would conflict with DSI's or the DSI Subsidiaries' business. The carrying on of DSI's and the DSI Subsidiaries' business by such employees and contractors of DSI or the DSI Subsidiaries and the conduct of DSI's and the DSI Subsidiaries' business as presently proposed, will not, conflict with or result in a breach of the terms, conditions or provisions of, or constitute a default under, any contract, covenant or instrument under which DSI or the DSI Subsidiaries, or to the knowledge of DSSI and DSI, any of such employees or consultants, is now obligated. Except as set forth in the DSI Disclosure Schedule, it is not necessary to utilize any inventions or any other Intellectual Property of any employees of or consultants to DSI or the DSI Subsidiaries acquired prior to their employment by DSI or the DSI Subsidiaries in order to carry on the business of DSI and the DSI Subsidiaries as presently conducted. At no time during the conception of or reduction to practice of any Intellectual Property owned by DSI or the DSI Subsidiaries was any developer, inventor or other contributor to such Intellectual Property operating under any grants from any Governmental Entity or private source, performing research sponsored by any Governmental Entity or private source


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

                or subject to any employment agreement or invention assignment or nondisclosure agreement or other obligation with any third party that could adversely affect DSI's or the DSI Subsidiaries' rights in such Intellectual Property.

        6.15.12 Export Restrictions. Neither DSI nor the DSI Subsidiaries has exported or transmitted Software or other material in connection with DSI's or the DSI Subsidiaries' business to any country to which such export or transmission is restricted by any applicable law, without first having obtained all necessary and appropriate government licenses or permits.

6.16. Insurance. Each of DSI and the DSI Subsidiaries maintains Insurance Policies against all risks of a character and in such amounts as are usually insured against by similarly situated companies in the same or similar businesses. Each Insurance Policy is in full force and effect and is valid, outstanding and enforceable, and all premiums due thereon have been paid in full. None of the Insurance Policies will terminate or lapse (or be affected in any other materially adverse manner) by reason of the transactions contemplated by this Agreement. Each of DSI and the DSI Subsidiaries has complied with the provisions of each Insurance Policy under which it is the insured party. No insurer under any Insurance Policy has canceled or generally disclaimed liability under any such policy or, to DSI's knowledge, indicated any intent to do so or not to renew any such policy. All material claims under the Insurance Policies have been filed in a timely fashion.

6.17. Certain Business Practices. None of DSI, the DSI Subsidiaries or any directors, officers, agents or employees of DSI or the DSI Subsidiaries has (i) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (ii) made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns or violated any provision of applicable law, or (iii) made any other unlawful payment.

6.18. Restrictions on Business Activities. Except as set forth in the DSI Disclosure Schedule, there is no agreement (non-compete or otherwise), judgment, injunction, order or decree to which DSI or the DSI Subsidiaries is a party or otherwise binding upon DSI or the DSI
        Subsidiaries that has or is reasonably likely to have the effect of prohibiting or impairing any business practice of DSI or the DSI Subsidiaries, any acquisition of property (tangible or intangible) by DSI or the DSI Subsidiaries or the conduct of business by DSI or the DSI Subsidiaries. Without limiting the foregoing, except as set forth in the DSI Disclosure Schedule, neither DSI nor the DSI Subsidiaries has entered into any agreement under which DSI or any such DSI Subsidiary is restricted from selling, licensing or otherwise distributing any of its products or providing services to any class of customers, in any geographic area, during any period of time or in any segment of the market.

6.19. Product and Service Warranties. Complete and accurate copies of the written warranties and guaranties by DSI or the DSI Subsidiaries currently in effect with respect to any of its products or services have been delivered to the Shareholders. There have not been any material deviations from such warranties and guaranties, and neither DSI, the DSI Subsidiaries nor any of their respective salesmen, employees, distributors and agents is authorized to undertake warranty and guaranty obligations to any customer or to other third parties in excess of such warranties or guaranties.


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

        Except as set forth in the DSI Disclosure Schedule, neither DSI nor the DSI Subsidiaries has made any oral warranty or guaranty with respect to any of its products or services.

6.20. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission from DSI in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DSI and DSSI.

6.21. Minute Books. The minute books of DSI and the DSI Subsidiaries made available to the Shareholders are the only minute books of DSI and the DSI Subsidiaries and contains a reasonably accurate summary of all actions taken at meetings of the Board of Directors of DSI or the DSI Subsidiaries (or committees thereof) or at the General Meetings of the shareholders of DSI or actions by written consent since the time of organization of DSI and the DSI Subsidiaries, respectively.

6.22. Taxes. Each of DSI and the DSI Subsidiaries has accurately prepared and timely filed all Tax Returns and has paid or made provision for the payment of all amounts due pursuant to such returns. None of the Tax Returns have been audited by any taxing authority, and neither DSI nor the DSI Subsidiaries has been advised that any of such Tax Returns will be so audited, and there are no waivers in effect of the applicable statute of limitations for any period. No deficiency assessment or proposed adjustment of income or payroll taxes of DSI and the DSI Subsidiaries is pending and DSI has no knowledge, after due inquiry, of any proposed liability for any tax to be imposed on DSI other than in the ordinary course of business.

6.23. Full Disclosure. Neither this Agreement, the DSI Disclosure Schedule nor any certificates made or delivered by DSI in connection herewith contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading, in view of the circumstances in which they were made. To the best knowledge of DSSI and DSI, there is no material fact or information relating to the business, prospects, condition (financial or otherwise), affairs, operations, or assets of DSI that has not been disclosed to the Shareholders in writing by DSI.

                                   ARTICLE VII

                     Representations and Warranties of DSSI

        DSSI hereby represents and warrants to the Shareholders as follows:

7.1.    Organization.

        7.1.1 DSSI is duly organized, validly existing and in good standing under the laws of Delaware and has all requisite power and authority to own, lease and operate its properties and to carry on its businesses as now being conducted.

        7.1.2 DSSI is duly qualified or licensed and in good standing to do business in each jurisdiction in which the property owned, leased or operated by it or the nature


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

                of the business conducted by it makes such qualification or licensing necessary, except in such jurisdictions where the failure to be so duly qualified or licensed and in good standing would not have a Material Adverse Effect on DSSI.

7.2.    Capitalization of DSSI and its Subsidiaries.

        7.2.1 The authorized capital stock of DSSI consists of 20 million (20,000,000) shares of Common Stock, of which 8,111,867 shares of Common Stock were issued and outstanding as of September 30, 2001. All of the outstanding shares of DSSI Common Stock have been validly issued and are fully paid, nonassessable and free of preemptive rights. As of September 30, 2001, except in connection with this Agreement, DSSI has not reserved any shares of Common Stock for future issuance other than the number of shares of Common Stock equal to 5% of the current outstanding shares of Common Stock which have been reserved for future grants of employee stock options ("DSSI Reserved Shares"). Between September 30, 2001 and the date hereof, no shares of DSSI's capital stock have been issued, other than (i) pursuant to the exercise of stock options, warrants and convertible securities that entitled the holders thereof to purchase DSSI Reserved Shares; (ii) pursuant to a restricted stock purchase agreement with an employee of a subsidiary of DSSI; and (iii) grants of stock options to employees, officers and directors, in each case made in the ordinary course of business and consistent with past practice that would entitle the holders thereof to purchase DSSI Reserved Shares. There are no shareholder agreements, voting trusts or other agreements or understandings to which DSSI is a party or by which it is bound relating to the voting of any shares of capital stock of DSSI. The Certificate of Incorporation and Bylaws of DSSI filed with the SEC as exhibits to DSSI's Registration Statement on Form S-1 (SEC File No. 33-70842 and SEC File No. 33-44027) and DSSI's Current Report on Form 8-K dated January 10, 1995 have not been amended as of the date hereof.

        7.2.2   DSSI  Common  Stock   constitutes   the  only  class  of  equity
                securities of DSSI or its subsidiaries that is registered or is required to be registered under the U.S. Exchange Act.

        7.2.3 The DSSI Shares to be transferred to the Shareholders under this Agreement shall, as of the Closing Date, be validly issued, fully paid, nonassessable and free of preemptive rights of any stockholders of DSSI.

7.3. Authority Relative to this Agreement. DSSI has all necessary corporate power and authority to execute and deliver this Agreement and each of the other Transaction Documents to which it is a party, to perform its obligations under this Agreement and each of the other Transaction Documents to which it is a party and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and each of the other Transaction Documents to which DSSI is a party, and the consummation of the transactions contemplated hereby and thereby, have been duly and validly authorized by the board of directors of DSSI, DSSI has delivered to Endan duly adopted resolutions of its Board of Directors authorizing the same, and no other corporate proceedings on the part of DSSI are necessary to authorize this Agreement or any of the other Transaction Documents to which it is a party or to consummate the transactions contemplated hereby and thereby. This Agreement and each of the other Transaction Documents to which DSSI is a party have been (in the case of this Agreement) or shall be (in the case of the other Transaction Documents) duly and validly executed and delivered by DSSI and constitute or will constitute, assuming the due authorization, execution and delivery hereof by the other parties thereto, the valid, legal and binding agreements of DSSI enforceable against DSSI in accordance with their respective terms, subject to any applicable bankruptcy, insolvency, reorganization, moratorium or similar laws now or hereafter in effect relating to creditors' rights generally or to general principles of equity.

7.4.    SEC Reports; Financial Statements.

        7.4.1 DSSI filed with the SEC annual reports on Form 10-K for the year ended December 31, 2000 and its Quarterly Reports on Form 10-Q for the quarter ended September 30, 2001 under the U.S. Exchange Act (the "DSSI SEC Reports"), which complied at the time of filing in all material respects with all applicable requirements of the U.S. Exchange Act. None of such DSSI SEC Reports, including any financial statements or schedules included or incorporated by reference therein, contained when filed any untrue statement of a material fact or omitted to state a material fact required to be stated or incorporated by reference therein or necessary in order to make the statements therein in light of the circumstances under which they were made not misleading, except to the extent superseded by a periodic report under the U.S. Exchange Act filed subsequently and prior to the date hereof. The audited and any unaudited consolidated financial statements of DSSI included in DSSI SEC Reports fairly present in conformity in all material respects with generally accepted accounting principles applied on a consistent basis (except as may be indicated in the notes thereto and except for the absence of footnotes in the unaudited financial statements), the consolidated financial position of DSSI and its consolidated subsidiaries as of the dates thereof and their consolidated results of operations and changes in financial position for the periods then ended (subject, in the case of any interim financial statements, to normal year-end adjustments).

        7.4.2   No  change  in  the  business,  assets,  liabilities,  condition
                (financial or other), or results of operations of DSSI has occurred between the date of filing of the most recent DSSI SEC Report filed prior to the date hereof with the SEC that would cause such DSSI SEC Report, including the financial statements and schedules included therein, to contain, as of the date hereof, any untrue statement of a material fact or to omit to state a material fact that would be required to be stated or incorporated by reference therein or that would be necessary in order to make the statements contained therein, as of the date hereof, not misleading.

7.5. Consents and Approvals; No Violations. Except as required for the registration of the DSSI Shares under the Registration Rights Agreement, no filing with or notice to, and no permit, authorization, consent or approval of any Governmental Entity is necessary for the execution and delivery by DSSI of this Agreement or any of the other Transaction Documents to which it is a party or the consummation by DSSI of the transactions contemplated hereby and thereby. Neither the execution, delivery and performance of this Agreement or any of the other Transaction Documents to which it is a party by DSSI nor the consummation by DSSI of the transactions contemplated hereby and thereby will (i) conflict with or result in any breach of any provision of the respective Constitutional Documents of DSSI or any of DSSI's subsidiaries, (ii) result in a violation or breach of or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration or Lien) under any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which DSSI or any of DSSI's subsidiaries is a party or by which any of them or any of their respective properties or assets may be bound or (iii) violate any order, writ, injunction, decree, law, statute, rule or regulation applicable to DSSI or any of DSSI's subsidiaries or any of their respective properties or assets.

7.6. Brokers. No broker, finder or investment banker is entitled to any brokerage finder's or other fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of DSSI.

7.7. Fluctuations of Share Price. DSSI has no actual knowledge of any pending or contemplated sale of a significant amount of Common Stock that would reasonably be expected to cause a downward fluctuation in the price of the Common Stock; provided, however, that the Shareholders acknowledge that certain directors and other insiders of DSSI hold significant portions of the Common Stock and that the sale thereof could cause such fluctuation.

7.8. Ownership of Ordinary Shares. Other than one Ordinary Share owned by George Morgenstern, DSSI owns all the issued and outstanding Ordinary Shares. The Ordinary Shares owned by DSSI are free and clear of any Liens or encumbrances.

                                  ARTICLE VIII

                                    Covenants

8.1. Conduct of Business of Endan and DSI. Except as contemplated by this Agreement, during the period from the date hereof to the Closing Date, Endan and the Subsidiaries, and DSI and the DSI Subsidiaries, shall conduct operations only in the ordinary course of business consistent with past practice, and, to the extent consistent therewith, with no less diligence and effort than would be applied in the absence of this Agreement, use commercially reasonable efforts to preserve intact current business organizations, keep available the service of officers and employees and preserve relationships with customers, suppliers, distributors, lessors, creditors, employees, contractors and others having business dealings with them, with the intention that their goodwill and ongoing businesses shall be unimpaired at the Closing Date.

8.2. No Solicitation or Negotiation. Between the date hereof and the Closing Date, the Shareholders shall not (nor shall the Shareholders permit Endan or the Subsidiaries or any of Endan's or the Subsidiaries's officers, directors, employees, agents, representatives, or affiliates or cause any person on behalf of the Shareholders to) other than in accordance with this Agreement, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, or provide information to any person relating to, or execute, consummate or close any possible acquisition of Endan or the Subsidiaries, whether by way of merger, purchase of shares, purchase of assets or otherwise. Each Shareholder shall, and it shall cause Endan and the Subsidiaries to, promptly notify DSI in the event it receives any proposal or inquiry from a third party concerning a proposed acquisition of Endan or the Subsidiaries, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise DSI from time to time of the status and any material developments concerning the same. Between the date hereof and the Closing Date, DSSI shall not (nor shall DSSI permit DSI or the DSI Subsidiaries or any of DSI's or DSSI' officers, directors, employees, agents, representatives, or affiliates or cause any person on behalf of DSSI to) other than in accordance with this Agreement, initiate, entertain or encourage any proposals or offers from, or conduct discussions with or engage in negotiations with, or provide information to any person relating to, or execute, consummate or close any possible acquisition of DSI or the DSI Subsidiaries, whether by way of merger, purchase of shares, purchase of assets or otherwise. DSSI shall, and it shall cause DSI and the DSI Subsidiaries to, promptly notify Endan in the event it receives any proposal or inquiry from a third party concerning a proposed acquisition of DSI or the DSI Subsidiaries, including the terms and conditions thereof and the identity of the party submitting such proposal, and shall advise Endan from time to time of the status and any material developments concerning the same.

8.3. Certain Filings; Reasonable Efforts. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take or cause to be taken all action and to do or cause to be done all things reasonably necessary, proper or advisable under applicable laws and regulations to consummate and make effective the Transactions including (i) obtaining consents of all third parties and Governmental Entities necessary, proper or advisable or reasonably required for the consummation of the Transactions; (ii) and executing any additional instruments necessary to consummate the Transactions.

8.4. Public Announcements. The parties hereto acknowledge that a press statement describing this transaction has been released to the public. No Party will, prior to the Closing Date or to the termination of this Agreement in accordance with Section 11.1 below, make or release any further statements relating to this transaction without the consent of the other Parties hereto, which consent shall not be unreasonably withheld or delayed.

8.5. Notification of Certain Matters. Each of the parties hereto shall give prompt notice to the other parties hereto of (i) the occurrence or nonoccurrence of any event the occurrence or nonoccurrence of which has caused or would be likely to cause any representation or warranty of such party contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Closing Date and (ii) any material failure of such party, as the case may be, to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 8.5 shall not cure such breach or non-compliance or limit or otherwise affect the remedies available hereunder to the party receiving such notice.

8.6. Additions to and Modification of Disclosure Schedule. Concurrently with the execution and delivery of this Agreement, Endan shall have delivered the Endan Disclosure Schedule to DSI and DSSI, and DSI shall have delivered the DSI Disclosure Schedule to Endan, which in each case includes all of the information required by the relevant provisions of this Agreement. In addition, Endan and DSI shall deliver such additions to or modifications of the Endan Disclosure Schedule or DSI Disclosure Schedule, respectively, necessary to make the information set forth therein true, accurate and complete in all material respects as soon as practicable after such information is available to Endan or DSI, respectively, after the date of execution and delivery of this Agreement; provided, however, that such disclosure shall not be deemed to constitute an exception to its representations and warranties hereunder, nor limit the rights and remedies of the other Parties hereto under this Agreement for any breach of such representation and warranties.

                                   ARTICLE IX

       Conditions To Consummation Of The Transactions Contemplated Hereby

9.1. Conditions to Each Party's Obligations to Effect the Transactions. The respective obligations of each party hereto to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions:

        9.1.1 no statue, rule, regulation, executive order, decree, ruling or injunction shall have been enacted, entered, promulgated or enforced by any court or any Governmental Entity that prohibits, restrains, enjoins or restricts the consummation of the transactions contemplated hereby.

9.2. Conditions to the Obligations of the Shareholders. The obligations of the Shareholders to sell the Shares to DSI are subject to the satisfaction at or prior to the Closing Date of the following conditions and the receipt of the following documents:

        9.2.1 the representations and warranties of DSSI and DSI contained in this Agreement shall be true and correct, except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on DSSI or DSI, as of the date hereof and at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and, in any event, subject to the foregoing Material Adverse Effect qualification), and at the Closing DSSI and DSI shall have delivered to the Shareholders a certificate to that effect executed by an officer of DSSI and DSI, respectively;

        9.2.2 each of the material covenants and obligations of DSI and DSSI to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date and, at the Closing, DSSI and DSI shall have delivered to the Shareholders a certificate to that effect executed by an officer of DSSI and DSI; all the documents to be delivered by DSSI or DSI pursuant to Article 3 hereof shall be in a form and substance satisfactory to the Shareholders, and shall have been delivered to the Shareholders;

        9.2.3 the Shareholders shall have received the opinion of legal counsel to DSI in a form reasonably satisfactory to the Shareholders;

        9.2.4 the Shareholders shall have received the opinion of legal counsel to DSSI in a form reasonably satisfactory to the Shareholders;

        9.2.5 the consents of any Governmental Entity necessary to consummate the transactions contemplated hereby and to continue to operate the businesses of DSI after the Closing Date in all material respects as they were operated prior thereto and as they are presently contemplated to be conducted in the future shall have been given, obtained or complied with, as applicable, and such consents or approvals shall be in form and substance reasonably satisfactory to the Shareholders; and

        9.2.6 The Israeli tax authorities shall have issued a ruling (the "Pre-Ruling") to the effect that the receipt of the DSI Shares by the Shareholders will not be treated as being taxable to the Shareholders.

9.3. Conditions to the Obligations of DSI and DSSI. The respective obligations of DSI and DSSI to consummate the transactions contemplated hereby are subject to the satisfaction at or prior to the Closing Date of the following conditions and the receipt of the following documents:

        9.3.1 the representations and warranties of the Shareholders and of the Endan Warrantors contained in this Agreement shall be true and correct, except to the extent that the aggregate of all breaches thereof would not have a Material Adverse Effect on Endan, in each case as of the date hereof and at and as of the Closing Date with the same effect as if made at and as of the Closing Date (except to the extent such representations and warranties specifically relate to an earlier date, in which case such representations and warranties shall be true and correct as of such earlier date and, in any event, subject to the foregoing Material Adverse Effect qualification) and, at the Closing, the Shareholders shall have delivered to DSI certificates to that effect, executed by the Shareholders;

        9.3.2 each of the material covenants and obligations of Endan or the Shareholders to be performed at or before the Closing Date pursuant to the terms of this Agreement shall have been duly performed in all material respects at or before the Closing Date and, at the Closing, the Shareholders shall have delivered to DSI certificates to that effect, executed by the Shareholders; all the documents to be delivered by Endan or the Shareholders pursuant to Article 3 hereof shall be in form and substance satisfactory to DSI, and shall have been delivered to DSI;

        9.3.3 DSI and DSSI shall have received the opinion of legal counsel to Endan, Kardan and Neuwirth Investments in a form reasonably satisfactory to DSI and DSSI;

        9.3.4 Endan shall have obtained the consent or approval of each person listed on Schedule 9.3.4 to the transactions contemplated by this Agreement;

        9.3.5 the Board of Directors of Endan appointed by the Shareholders shall have tendered their resignations from the Board of Directors;

        9.3.6 DSI shall have received an executed Heads of Employment Agreement by Noy, in the form of Exhibit 9.3.6A hereto (the "Employment Agreement"), whereby Noy shall agree to be employed by DSI or Endan as the CEO of DSI for at least two years on terms not less favorable to Noy on a gross economic basis than the terms of his employment with Endan, and within thirty (30) days of the Closing, Noy shall execute; (x) a full employment agreement conforming with the terms thereof, along with (y) an executed Non-Compete and Non-Disclosure Agreement in a form reasonably satisfactory to DSI;

        9.3.7 DSI shall have received evidence of cancellation of Gilad Landau's stock option agreement with Endan to take effect as of the Closing; and

        9.3.8 The Shareholders shall delivered to DSSI audited financial statements of Endan for the year ended December 31, 2000 and reviewed financial statements for the nine month period ended September 30, 2001, which financial statements shall (a) be translated to English and contain a footnote with reconciliation to U.S. generally accepted accounting principles, (b) comply with Item 17 of Form 20-F and (c) have been audited or reviewed (as the case may be) by Luboshitz, Kasierer & Co., Endan's independent public accountants.

                                    ARTICLE X

            Covenants of the Parties from and after The Closing Date

10.1. Board of Directors. As of the Closing and thereafter, the Board of Directors of DSI, Endan and any of their subsidiaries shall each consist of six (6) directors, who shall be appointed by way of written appointment as follows: (i) DSSI shall have the right to appoint, remove from office and replace four (4) directors; (ii) Kardan shall have the right to appoint, remove from office and replace one (1) director (the "Kardan Director"); provided, that unless otherwise agreed by the Chairman of the Board of

        Directors of DSI, the Kardan Director shall be Yisrael Frieder, so long as he remains an employee of Kardan or its Affiliates; (iii) and Neuwirth Investments shall have the right to appoint, remove from office and replace one (1) director; provided, that so long as Noy serves as the Chief Executive Officer of DSI, Neuwirth Investments may not appoint anyone other than Noy as director; and provided, further, that a Party shall not have the right to appoint, remove and replace a director under this Section 9.1 if such Party ceases to own 5% or more of the outstanding Ordinary Shares.

10.2.   Management.

        10.2.1 As of the Closing and thereafter, Noy will serve as the Chief Executive Officer of DSI in accordance with the Employment Agreement.

        10.2.2 From and after the Closing Date, management services to DSI provided by any of its shareholders shall be (i) purchased at arm's-length terms as would be standard for similar services provided between unrelated parties, and (ii) subject to the reasonable consent of the Kardan Director; provided, however, that the remuneration provided for under the current arrangement for management services being provided by DSSI to DSI and any renewals thereof shall not be subject to this Section 10.2.2 (it being understood that the mixture of services provided under such arrangement will be subject to the consent of the Chief Executive Officer and the Chairman of the Board of Directors).

        10.2.3 DSI's annual budget and working plan (the "Annual Budget") shall be approved by a committee of the Board of Directors of DSI, consisting of the Chairman of the Board of Directors, the Chief Financial Officer, the Chief Executive Officer and an appointee of the Chief Executive Officer.

        10.2.4  The  Chief  Financial  Officer,  Chief  Operations  Officer  and
                Marketing Director of DSI shall be appointed, removed and replaced by the Chairman of the Board of Directors and the Chief Executive Officer of DSI.

        10.2.5 The Chief Executive Officer of DSI shall be appointed, removed and replaced by the Board of Directors of DSI, subject to the consent of the Kardan Director, which consent shall not be withheld other than for a reasonable cause. The Chairman of the Board of Directors of DSI shall propose candidates to fill the office of the Chief Executive Officer.

10.3. Consent Requirement. From and after the Closing Date and until the earlier of (x) consummation of an initial public offering of the Ordinary Shares pursuant to an effective registration statement under the Act or equivalent law of another jurisdiction other than an offering solely in connection with a stock incentive plan (an "IPO") or (y) Kardan owns, directly, less than 5% of the outstanding Ordinary Shares, the following matters, if and when presented to the approval of a general meeting of DSI shareholders, shall require the consent of Kardan and, if and when presented to the approval of the Board of Directors of DSI or to any committee thereof, shall require the consent of the Kardan
        Director:

        10.3.1  The  adoption  of  any  resolution   amending  the  Articles  of
                Association or Memorandum of Association of DSI;

        10.3.2 The issuance of any equity securities of DSI or rights to acquire such securities, other than (a) the issuance of stock options to employees, officers, directors or consultants of DSI pursuant to the 2001 DSI Stock Option Plan or any other incentive plan approved pursuant to this Section 10.3 or the exercise thereof, (b) the issuance of incentive warrants to customers of DSI or the exercise thereof, or (c) the issuance of Ordinary Shares to DSSI upon conversion of the Preferred Shares in connection with an IPO;

        10.3.3 The adoption of new line items in the Annual Budget that did not appear in the Annual Budget of previous years;

        10.3.4  Any  transaction  with a value of more than $50,000 which is not
                in  the  ordinary   course  of  business  of  DSI,  unless  such
                transaction is contemplated in the applicable Annual Budget;

        10.3.5 Any transaction in which any "Interested Party" (as such term is defined in the Israeli Companies Law 5759-1999), other than Kardan, shall have a personal interest, other than (i) transactions in the ordinary course of business with a value of less than $100,000 or (ii) transactions not in the ordinary course of business with a value of less than $10,000;

        10.3.6  The appointment, removal or replacement of the auditors of DSI;

        10.3.7  The liquidation or winding up of DSI; and

        10.3.8 Any of the following matters, provided that such matters are (a) material to DSI, (b) strategically important to DSI, and (c) of such nature that would generally be brought to the approval of the Board of Directors of DSI:

                10.3.8.1 Any acquisition, sale, lease, mortgage, pledge or other disposition of assets of DSI representing 20% or more of the fair market value of the total assets of DSI;

                10.3.8.2 Any  merger,  consolidation  or other form of  business combination of DSI with another Person;

                10.3.8.3 The  formation  of a  company  or  partnership,  or the acquisition of shares or other equity interests in any Person;

                10.3.8.4 Any  investment,  loan or capital  contribution  to any
                         Person other than (x) an investment, loan or capital contribution to a subsidiary of DSI or (y) loans to employees of DSI in the ordinary course of business;

                10.3.8.5 The entry into any  endeavor  or project not within the primary business of DSI; and

                10.3.8.6 Withdrawal from any existing line of business.

        The limitations described in this Section 10.3 shall apply to the actions of Endan and any other subsidiary of DSI, and the rights of Kardan under this Section 10.3 are assignable to the extent permitted by
        Section 13.4 hereof.

10.4. Dividend Policy. From and after the Closing Date and prior to the IPO, a committee of the Board of Directors of DSI, consisting of the Kardan
        Director,  the director appointed by Neuwirth  Investments under Section
        9.1 and one of the directors appointed by DSSI (the "Dividends Committee") shall be empowered to make
        recommendations   with  respect  to  distribution  of  dividends.   Such
        recommendations shall be approved by at least a majority of the Dividends Committee's members. The parties hereto undertake to take all actions as may be required to cause dividends to be distributed in at least the amount recommended by the Dividends Committee.

10.5. Preemptive Rights. Commencing immediately following the Closing and terminating upon the IPO, each of the Parties hereto (each, an "Offeree") shall, in respect of the Ordinary Shares held by such Party, have a preemptive right to purchase its pro-rata share (or any part thereof) of New Securities (as defined below) that DSI may, from time to time, propose to sell and issue. The pro rata share which each Offeree may purchase hereunder shall be the ratio of the number of Ordinary Shares held by such Offeree as of the date of the Rights Notice (as defined below), to the total number of issued and outstanding Ordinary Shares as of such date. This preemptive right shall be subject to the following provisions:

        10.5.1 "New Securities" shall mean any Ordinary Shares or preferred shares of any kind of DSI, whether now or hereafter authorized, any rights, options, or warrants to subscribe for, purchase or otherwise acquire said Ordinary Shares or preferred shares, and any debt securities of DSI that are, or may become, convertible into said Ordinary Shares or preferred shares; provided, however, that "New Securities" shall not include (i) securities offered to the public in the IPO; (ii) securities issued to employees, officers, directors or consultants of DSI under any share option plan or share incentive plan duly approved by the Board of Directors; (iii) securities issued to "strategic investors" of DSI, which means an investor which is active in areas related to the DSI business, has annual revenues of at least $10 million and is a significant customer of DSI, or has entered into a collaboration agreement or other pre-existing relationship with DSI which is of strategic value to DSI, as determined by the Board of Directors of DSI; (iv) Ordinary Shares or preferred shares issued by DSI in connection with any stock split, stock dividend, recapitalization, reclassification, subdivision, combination or similar event; or (v) Ordinary Shares issued to DSSI upon conversion of the Preferred Shares in connection with an IPO.

        10.5.2 If DSI proposes to issue New Securities, it shall give each of the Offerees a written notice (the "Rights Notice") of its intention, describing the New Securities, the price and the general terms upon which DSI proposes to issue them, and offer to issue and sell to such Offeree its pro rata share (in this Section, the "Pro Rata Share") and any additional portion of the New Securities as such Offeree shall indicate he or it will purchase or acquire should the other Offerees subscribe for less then their Pro Rata Share (the "Additional Amount"). Each Offeree shall have fourteen (14) days from delivery of the Rights Notice to agree to purchase an amount of New Securities up to the number described above, for the price and upon the general terms specified in the Rights Notice, by delivering written notice to DSI prior to the expiration of the fourteen days, setting forth the quantity of New Securities that the Offeree elects to purchase. In the event that the Pro Rata Share subscribed for by all Offerees are less than the total amount of New Securities, then each Offeree who has set forth an Additional Amount shall be entitled to purchase, in addition to its Pro Rata Share, a pro rata portion of the remaining New Securities (calculated based on the ratio of the Additional Amount subscribed for by such Offeree to the total Additional

                Amounts subscribed for by all Offerees), not to exceed the Additional Amount set forth by such Offeree.

        10.5.3 If the Offerees do not exercise the preemptive right in respect of all the New Securities, DSI shall have ninety (90) days after delivery of the Rights Notice to sell the unsold New Securities at a price and upon general terms equivalent to those specified in the Rights Notice. If DSI has not sold the New Securities within said ninety (90) day period, DSI shall not thereafter issue or sell any New Securities without first offering such securities to the Offerees in the manner provided above.

10.6. Right of First Refusal. Commencing on the Closing Date and terminating upon the IPO, any Transfer of Ordinary Shares or rights to acquire Ordinary Shares, other than a Bring Along Sale under Section 10.8, shall be subject to the following:

        10.6.1 Any Party proposing to Transfer all or any of his Ordinary Shares or any rights to acquire Ordinary Shares (the "Seller") shall first offer such Ordinary Shares or rights (the "Offered Shares") to all the other Parties (the "Buyers"), by sending the Buyers a written notice (the "Offer"), stating therein the identity of the Seller and of the proposed transferee(s), the number of Offered Shares, the consideration per share to be delivered to the Seller for the proposed transaction, and all other proposed terms of the transaction. Each Buyer shall have an option, exercisable for a period of fourteen (14) Business Days after the Offer is delivered to such Buyer, to purchase, at a price and upon the other terms specified in the Offer, up to such portion of the Offered Shares as the aggregate number of Ordinary Shares then held by that Buyer bears to the total number of the then issued and outstanding Ordinary Shares (the "Proportional Share") plus any additional portion of the Offered Shares as such Buyer shall indicate he or it will purchase or acquire should the other Buyers subscribe for less than their Proportional Share (the "Additional Shares"), by giving the Seller notice to that effect within such fourteen (14) Business Day period.

        10.6.2 If the Proportional Share subscribed for by all Buyers are less than the total number of Offered Shares, then each Buyer who has set forth Additional Shares shall be entitled to purchase, in addition to the Proportional Share subscribed for, a pro rata portion of the remaining Offered Shares (calculated based on the ratio of the Additional Shares subscribed for by such Buyer to the total Additional Shares subscribed for by all Buyers), not to exceed the Additional Shares set forth by such Buyer.

        10.6.3 If the Buyers do not exercise the option to purchase all of the Offered Shares, then the option to purchase the Offered Shares shall terminate, and the Seller shall be entitled to Transfer all (but not less than all) of the Offered Shares to the proposed transferee(s) identified in the Offer; provided, however, that in no event shall the Seller Transfer any of the Offered Shares to any transferee other than such accepting Buyers or such proposed transferee(s) or Transfer the same on terms more favorable to the transferee(s) than those stated in the Offer, and provided further that any of the Offered Shares not Transferred within ninety (90) days after the expiration of such fourteen (14) Business Day period shall again be subject to the provisions of this Section.


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

        10.6.4 Notwithstanding the above, in the event that the Seller is any of the Shareholders, such Seller shall initially offer the Offered Shares to the other Shareholders, in accordance with the procedure describe above, mutatis mutandis, and should they fail to purchase all of the Offered Shares within the time period specified above, he or it shall then offer the Offered Shares to the other Parties.

        10.6.5 Anything contained herein to the contrary notwithstanding, any Party may freely Transfer any or all of his shares to (i) such Party's parent, spouse, child, brother, sister and their spouses; (ii) any Affiliate of such Party; or (iii) a custodian or a nominee of such Party for the benefit of such Party (a "Permitted Transferee"). Any Permitted Transferee shall execute a document whereby such Permitted Transferee agrees to be bound by the provisions of this Agreement.

10.7. Co-Sale. Commencing on the Closing Date and terminating upon the IPO, in the event that DSSI proposes to sell Offered Shares, other than to a Permitted Transferee, and any Shareholder (hereinafter in this Section, the "Co-Seller") has not exercised its right of first refusal under
        Section 10.6 above, then the Co-Seller shall have the right to demand to participate in such a sale by DSSI, and the following provisions shall apply:

        10.7.1 The Co-Seller shall provide a written notice to DSSI no later than fourteen (14) Business Days after the Offer is delivered to the Co-Seller, informing DSSI that the Co-Seller is not exercising its right of first refusal under Section 10.6 to this Agreement, and that the Co-Seller desires to exercise its co-sale right under Section 9.7 of this Agreement by participating in the sale of Ordinary Shares by DSSI on the same terms and conditions as detailed in the Offer, which notice will indicate the number of Ordinary Shares of the Co-Seller to be included in the sale by DSSI ("Co-Sale Shares"), provided that the number of Co-Sale Shares shall not represent a greater proportion of the Ordinary Shares held by the Co-Seller than the proportion of the Offered Shares to all Ordinary Shares then owned by DSSI;

        10.7.2  DSSI  shall  use  its  best  efforts  to  cause  the   purchaser
                identified in the Offer to purchase the Co-Sale Shares;

        10.7.3 In the event that such purchaser does not wish to purchase all of the Offered Shares and the Co-Sale Shares, then each of DSSI and the Co-Seller shall be entitled to sell, at the price and on the terms and conditions set forth in the Offer, a portion of the shares being sold to the transferee, in the same proportion as DSSI or Co Seller's ownership of Ordinary Shares of DSI bears to the aggregate number of Ordinary Shares of DSI owned by DSSI and the Co Seller;

        10.7.4 In the event that the Co-Seller elects to sell less than maximum number of Co-Sale Shares permitted by this Section 10.7 ("Shortfall"), DSSI shall be entitled to sell an additional number of Ordinary Shares equal to the Shortfall.

10.8. Bring Along. In the event that DSSI shall propose to sell, in one transaction or a series of related transactions, to any Person or Persons not including any Permitted Transferee (in this Section, the "Buyer"), at least 85% of the Ordinary Shares held by it as of the Closing Date ("Bring Along Sale"), then DSSI shall be entitled, at its option, to require each shareholder of DSI to include in the Bring Along Sale up to a pro rata portion of its DSI Shares, calculated based on the ratio of the shares sold by DSSI to the total number of Ordinary Shares then held by DSSI, at the same price and upon the same terms and conditions as DSSI agreed to with respect to its Ordinary Shares (wherein, any consideration received by DSSI with respect to its Preferred Shares sold as part of the Bring Along Sale, which is in excess of the amount payable with respect to such Preferred Shares upon liquidation of DSI in accordance with the Amended Articles, shall be deemed, for the purposes of this Section, to have been received with respect to the Ordinary Shares).

10.9. Reports and Statements. Without derogating from the rights of the shareholders of DSI under law, from and after the Closing Date and until the IPO, DSI shall deliver to each shareholder party hereto who holds, and only so long as it so holds, at least ten percent (10%) of the share capital of DSI:

        10.9.1 Audited annual financial statements, within sixty (60) days from the end of each fiscal year (provided, that the shareholders shall not publish or otherwise release such financial statements prior to the earlier of (i) expiration of ninety (90) days from the end of such fiscal year or (ii) the date when such financial statements are being published by DSSI), and unaudited reviewed quarterly financial statements, within forty-five (45) days from the end of each fiscal quarter. Such financial statements shall include a consolidated balance sheet of DSI at the end of such year or quarter, as the case may be, and statements of income and statements of cash flow of DSI for such year or quarter, as the case may be, all in reasonable detail, prepared in accordance with the format required by the Israeli Securities
                Authority, and audited or reviewed, as the case may be, by a recognized firm of independent certified public accountants;

        10.9.2 Monthly records of sales, within fifteen (15) days from the end of each month;

        10.9.3 A report providing details with respect to an event which could be reasonably expected to have a Material Adverse Effect on DSI, as soon as possible after the occurrence of such event; and

        10.9.4 Any other information reasonably requested by such shareholder, which shall be necessary in order for such shareholder to monitor his or its investment in DSI.

10.10. Undertaking. Each of the parties hereto undertakes to comply with the Pre-Ruling, insomuch as the Pre-Ruling is not more restrictive as to the interests of such party than are the provisions of Sections 103 or 104 of the Israeli Income Tax Ordinance (New Version), [1961].

10.11. Incidental Registration Rights. At any time following the IPO, in the event that DSI proposes to register any of its shares or other securities under the Act, or equivalent law of another jurisdiction, in connection with an underwritten public offering of such securities (other than a registration solely for sale of the securities under any employee benefit plan, a registration effected pursuant to Rule 145 promulgated under the Act, or a registration on any form which does not include substantially the same information as would be required to be included in a registration statement covering the sale of the DSI Shares), DSI shall, at such time, promptly give each Shareholder written notice of such registration. Upon the written request of any Shareholder given within twenty (20) days after receipt of such notice from DSI, DSI shall cause to be included in the registration all of the DSI Shares that each such Shareholder has requested to be registered, subject to the following terms and conditions:


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

        10.11.1 All Shareholders proposing to distribute their DSI Shares through such underwriting shall enter into an underwriting agreement in customary form with the underwriter or underwriters selected for the underwriting by DSI;

        10.11.2 If the managing underwriter advises DSI in writing that in its opinion the number of securities requested to be included in such registration would adversely affect the offering, then DSI may limit the number of shares to be included in such registration, and the number of shares that may be included in the registration shall be allocated, first, to DSI, and second, to each of the shareholders (including the Shareholders)
                requesting inclusion of their shares in such registration statement on a pro rata basis based on the total number of Ordinary Shares then held by such shareholders, and in the event that any shareholder would thus be entitled to include more securities than such shareholder requested to be registered, the excess shall be allocated among the other requesting shareholders, pro rata, in the manner described above.

10.12. Referrals of Business Opportunities. From and after the Closing Date, each of DSSI, Kardan and Noy shall refer by written notice all business opportunities in Israel in the fields of information technology projects, integration of IT, software development outsourcing and software services to DSI. Such notice shall, to the extent possible, provide background, details and specifications for such opportunities. Within 21 days after the date it receives such notice from a referring Party, if DSI fails to give notice to the referring party of its intention to pursue such business opportunity, such referring Party shall be entitled to pursue such opportunity itself, provided that such business does not directly compete with DSI's business as conducted or proposed to be conducted at that time.

10.13. Consents and Reports of Auditors. From and after the Closing Date, Kardan and Noy shall use their best efforts to obtain on behalf of DSSI and/or DSI any required consents or reports of any independent public auditors who have prepared, reviewed and/or audited any of Endan's financial statements prior to the Closing Date (including, without limitation, such consents and reports of Luboshitz, Kasierer & Co., Endan's independent public accountants, for the financial statements delivered to DSSI at the Closing pursuant to Section 9.3.8 hereof).

10.14. Collateral and Guarantees of Loans. For a period of two (2) months from the Closing Date, Kardan shall keep the collateral provided by it to Bank Hapoalim (the "Bank") in connection with a loan or line of credit made to Endan ("Current Loan") in full force and effect, as the same shall have existed immediately prior to the Closing Date. DSI shall, by the second month anniversary of the Closing Date, provide sufficient collateral to the Bank to reduce the portion of the Current Loan covered by Kardan's collateral to the lesser of (x) U.S.$240,000 and (y) 32% of the outstanding Current Loan. For the next sixteen (16) months immediately following such two month period, Kardan shall continue to provide collateral for the Current Loan, satisfactory to the Bank, which collateral shall cover a portion of the Current Loan equal to the lesser of (x) U.S.$240,000 and (y) 32% of the outstanding Current Loan. DSI shall, by the eighteen month anniversary of the Closing Date, provide sufficient collateral to the Bank to release the collateral provided by Kardan hereunder. DSSI hereby undertakes to ensure the performance by DSI of its obligations under this Section 10.14.

10.15. 2001 Financial Statements. Each of Kardan and Neuwirth Investments shall provide all necessary assistance to DSI in connection with the preparation of audited annual financial statements of Endan for the fiscal year ending December 31, 2001, which shall be prepared in all material respects in accordance (x) with U.S. generally accepted principles or (y) with Israeli generally accepted accounting principles with a reconciliation footnote to U.S. generally accepted accounting principles, accompanied by an audit opinion thereon of Luboshitz, Kasierer & Co., Endan's independent public accountants, and in compliance in all other respects with Item 17 of SEC Form 20-F (the "2001 Endan Financial Statements").

                                   ARTICLE XI

                                   Termination

11.1. Termination This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the Closing
        Date:

        11.1.1  by mutual written consent of DSI, DSSI and the Shareholders;

        11.1.2 by any of DSI, DSSI or the Shareholders if (i) any court of competent jurisdiction or any Governmental Entity shall have issued a final order, decree or ruling, or taken any other final action, restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree, ruling or other action is or shall have become non-appealable or (ii) the transactions contemplated hereby have not been consummated by December 31, 2001 (the "Final Date"); provided that no party may terminate this Agreement pursuant to this clause (ii) if such party's failure to fulfill any of its obligations under this Agreement shall have been a principal reason that the Closing Date shall not have occurred on or before said date.

                                   ARTICLE XII

                            Survival; Indemnification

12.1. Survival of Representations and Warranties and Covenants. The representations and warranties set forth herein shall survive through the second anniversary of the Closing Date, except the representations and warranties in Sections 4.1, 4.2, 4.6, 4.7, 5.2, 5.3, 5.6, 5.15,
        5.21, 6.2, 6.3, 6.4, 6.7, 6.16 and 6.22,  which shall survive and remain in effect until the expiration of the applicable statute of limitations. Further, any covenant in this Agreement which by its terms, requires performance by a Party after the Closing Date shall survive the Closing Date for the period set forth in such covenant, and if no time period is ascribed in such covenant, indefinitely.

12.2. Indemnification by DSI and DSSI. Each of DSI and DSSI hereby agrees, severally, to indemnify and hold the Shareholders harmless from and against any and all damages, awards, judgments, payments, diminutions in value, all interest thereon, costs and expenses of investigating claims, lawsuits or arbitration and any appeal from any of the foregoing and reasonable attorneys fees incurred in connection therewith (collectively, the "Damages") resulting from

        (i) any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement of DSI or DSSI contained in this Agreement or in any statement, attachment, schedule or certificate attached to this Agreement or delivered at the Closing or

        (ii) for a period of three years from the Closing Date, any liability of DSI or any DSI Subsidiary with respect to taxes relating to periods or events prior to the DSI Balance Sheet, which liability was not adequately provided for in the DSI Financial Statements, but in any such case, only if such Damages exceed $375,000 ("Minimum Damages"), in which case the indemnification obligation provided for herein shall be effective with respect of any and all Damages and not only with respect to the amount of Damages in excess of the Minimum Damages. Any indemnification liability of DSSI or DSI solely pursuant to clause (ii) above shall be satisfied by the deduction of the amount of such liability from the Preference Amount (as defined in Article 66 of the Amended Articles) , and any excess of such liability over the Preference Amount shall be paid, at the option of DSSI, either (x) by the transfer of cash or other value from DSSI to DSI or (y) by the transfer to the indemnified Shareholder of a percentage of the amount of such liability which is equal to such Shareholder's ownership percentage of the outstanding Ordinary Shares on the Closing Date disregarding any Ordinary Shares issuable upon the conversion of the Preferred Shares or upon the exercise of the Option. DSSI and DSI shall not be liable for Damages of any Shareholder that is in excess of an amount equal to, in respect of each Shareholder, (A) the amount set forth opposite the name of such Shareholder under the column "maximum indemnity from DSI" on
        Schedule 3.2 hereof, minus (B) (x) if such Shareholder shall have sold his or its DSSI Shares as of the date such liability is payable, the aggregate price paid or to be paid for such DSSI Shares, (y) if such Shareholder shall have not sold any of his or its DSSI Shares, such Shareholder's "Percentage of DSSI Shares" (as set forth on Schedule 3.2 hereof) of $2.25 million, and (z) if such Shareholder shall have sold some but not all of his or its DSSI Shares, the sum of (I) the price paid or to be paid for the DSSI Shares sold, plus (II) a percentage of the amount determined in the preceding clause (y) (which percentage will be equal to the quotient of the number of DSSI Shares unsold divided by the number of DSSI Shares such Shareholder received at Closing) (the "Shareholders Maximum Damages"). Notwithstanding the foregoing, and without limiting any other remedy that may be available to the Shareholders, the provisions of this Section 11.2 shall not apply to any breach or non-fulfillment of the covenants and agreements set forth in
        Article X of this Agreement. Damages shall be fully indemnifiable and not subject to the Minimum Damages or Shareholders Maximum Damages limitations if such Damages arise from any fraudulent misrepresentation. Any payment by DSI to a Shareholder pursuant to this Section (other than payment by deduction from liquidation preference or by transfer of cash from DSSI to DSI) shall be grossed up to account for the decrease in value of such Shareholder's Ordinary Shares resulting from such payment.


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

12.3. Indemnification by Kardan and Noy. Each of (x) Kardan and (y) Neuwirth Investments jointly with Noy, hereby agrees, severally, to indemnify and hold DSI and DSSI harmless from and against

        (i) any Damages resulting from any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement regarding itself (and in the case of Noy, Neuwirth Investments) contained in this Agreement or in any statement, attachment, schedule or certificate attached to this Agreement or delivered at the Closing, and

        (ii) its (and in the case of Noy, Neuwirth Investments') pro rata share of the "maximum indemnity to DSI" as set forth against its name in Schedule 3.2 hereof (calculated among Kardan and Noy, and totaling 100%) of any Damages resulting from (A) any misrepresentation, breach of any warranty, or non-fulfillment of any covenant or agreement regarding Endan, contained in this Agreement or in any statement, attachment, schedule or certificate attached to this Agreement or delivered at the Closing or (B) for a period of three years from the Closing Date, any liability of Endan or any Subsidiary with respect to taxes relating to periods or events prior to the Endan Balance Sheet, which liability was not adequately provided for in the Endan Financial Statements, but in any such case, only if such Damages exceed the Minimum Damages, in which case the indemnification obligation provided for herein shall be effective with respect of any and all Damages and not only with respect to the amount of Damages in excess of the Minimum Damages. Any indemnification liability of Kardan, Neuwirth Investments or Noy solely pursuant to clause (ii)(B) above shall be satisfied by the increase by the amount of such liability of the liquidation preference payable in respect of the Preferred Shares in up to an amount equal to the Preference Amount (as defined in Article 66 of the Amended Articles) after giving effect to the adjustment called for thereunder in respect of the 2001 year end financials, and any excess of such liability over such amount shall be satisfied by the transfer of cash to DSI. A Shareholder shall not be liable for Damages of DSI or DSSI that is in excess of the amount set forth opposite such Shareholder's name on
        Schedule 3.2 hereof under the column "maximum indemnity to DSI" (the "DSSI Maximum Damages"). Damages shall be fully indemnifiable and not subject to the Minimum Damages or DSSI Maximum Damages limitations if such Damages arise from any fraudulent misrepresentation.

12.4. Notice of Claim, Assumption of Defense and Settlement of Claims. With respect to any third party claims against a Party (the "Indemnitee") made subsequent to the Closing Date, the following procedures shall be observed:

        (a) the Indemnitee shall promptly give notice to the indemnifying Party (the "Indemnitor") after the Indemnitee has knowledge of any claim as to which recovery may be sought against the Indemnitor because of the Indemnity provisions set forth in Sections 12.2 and 12.3 above, or of the commencement of any legal proceedings against the Indemnitee with respect to such claim after the Indemnitee has knowledge or such proceedings, whichever shall first occur, and shall permit the Indemnitor to assume the defense of any such claim or any litigation resulting from such claim with counsel reasonably satisfactory to the Indemnitee. Failure by the Indemnitor to notify the

                Indemnitee of its election to defend any such action within 30 days after notice thereof shall have been given, shall be deemed a waiver by the Indemnitor of its right to defend and settle such action.

        (b) If the Indemnitor assumes the defense of any such claim or litigation resulting therefrom, its obligations hereunder as to such claim shall be limited to taking all steps necessary in the defense or settlement of such claim or litigation resulting therefrom and to holding the Indemnitee harmless from and against any and all Damages awarded in any such proceeding or arising out of any settlement approved by the Indemnitor or any judgment in connection with such claim or litigation resulting therefrom. The Indemnitor shall not, in the defense of such claim or any litigation resulting therefrom, consent to entry of any judgment (except with the prior written consent of the Indemnitee) or enter into any settlement (except with the prior written consent of the Indemnitee) which does not include as an unconditional term thereof the giving by the claimant or the plaintiff to the Indemnitee of a release from all liability in respect of such claim or litigation.

        (c) If the Indemnitor does not assume the defense of any third party claim or litigation resulting therefrom, the Indemnitee may defend against or settle such claim or litigation in such manner as it may deem appropriate, and the Indemnitor shall promptly reimburse the Indemnitee for all expenses, legal or otherwise, incurred by the Indemnitee in connection with the defense against and settlement of such claim or litigation, as and when the same shall be incurred by the Indemnitee. If no settlement of such claim or litigation is made, the Indemnitor shall promptly reimburse the Indemnitee for the amount of any judgment rendered with respect to such claim or in such litigation and of all expenses, legal or otherwise, incurred by the Indemnitee in the defense against such claim or litigation.

                                  ARTICLE XIII

                                  Miscellaneous

13.1. Fees and Expenses. DSSI shall bear its and DSI's expenses and each of the Shareholders and Noy shall bear its own expenses in connection with this Agreement and the transactions contemplated hereby, including without limitation legal fees, accounting and auditors fees, and costs associated with filings, whether incurred before or after the date hereof, including the excess of the costs of the audit for the 2001 Endan Financial Statements over any costs that DSI would have incurred at any event with respect to Endan as part of the preparation of DSI's audited annual financial statements for the year 2001.

13.2. Amendment. This Agreement may be amended only by an instrument in writing signed by all of the parties hereto.

13.3. Extension; Waiver. At any time prior to the Closing Date, each party hereto may (i) extend the time for the performance of any of the obligations or other acts of the other party, (ii) waive any inaccuracies in the representations and warranties of the other


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

        party contained herein or in any document, certificate or writing delivered pursuant hereto or (iii) waive compliance by the other party with any of the agreements or conditions contained herein. Any agreement on the part of any party hereto to any such extension or waiver shall be valid only if set forth in an instrument, in writing, signed on behalf of such party. The failure of any party hereto to assert any of its rights hereunder shall not constitute a waiver of such rights.

13.4. Entire Agreement; Assignment. This Agreement (including the Disclosure Schedules) (a) constitutes the entire agreement between the parties hereto with respect to the subject matter hereof and supersedes all other prior agreements and understandings both written and oral between the parties with respect to the subject matter hereof and (b) shall not be assigned by any Party, whether by operation of law or otherwise, without the prior consent of the other Parties; provided, that the rights and obligations of Kardan and Neuwirth Investments pursuant to
        Article 10 hereof may be assigned by Kardan and Neuwirth Investments, respectively, in connection with a sale of all, but not less than all, of such Shareholder's DSI Shares to a transferee, except for the rights pursuant to Sections 10.2 or 10.3.3, which may not be assigned by Kardan other than to a Permitted Transferee; provided that such transferee executes a document whereby he or it agrees to be bound by the relevant provisions of this Agreement. No party hereto may transfer any of his or its DSI Shares to an actual competitor of DSI in the fields of information technology projects, integration of IT, software development outsourcing and software services without the approval of the majority of the Board of Directors of DSI. 13.5. Validity. If any provision of this Agreement or the application thereof to any person or circumstance is held invalid or unenforceable, the remainder of this Agreement and the application of such provision to other persons or circumstances shall not be affected thereby and to such end the provisions of this Agreement are agreed to be severable.

13.6. Notices. All notices, requests, claims, demands and other communications hereunder shall be in writing and shall be given (and shall be deemed to have been duly given upon receipt) by delivery in person, by facsimile, by registered or certified airmail (postage prepaid, return receipt requested) or sent by internationally-recognized courier to each other party as set forth below or to such other address as the party to whom notice is to be given may have furnished to the other parties hereto in writing in accordance herewith. Any such notice or communication shall be deemed to have been delivered and received (a) in the case of personal delivery, on the date of such delivery, (b) in the case of facsimile, on the date sent if confirmation of receipt is received and such notice is also promptly mailed by registered or certified mail (return receipt requested) or by internationally-recognized courier, (c) in the case of a internationally-recognized courier, on the second business day after the date when sent and (d) in the case of mailing, on the fifth business day following that date on which the piece of mail containing such communication is posted:

        if to DSI or to DSSI:

        Data Systems and Software Inc.
        200 Route 17
        Mahwah, New Jersey 07430
        United States
        Attention: George Morgenstern
        Facsimile: +1-201-529-3163


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

        with a copy to:

        Eitan, Pearl, Latzer & Cohen-Zedek
        7 Shenkar Street, Herzlia, Israel
        Attention: Joel Stein,Adv.
        Facsimile: +972-9-970-9001

        and to

        Ehrenreich Eilenberg & Krause LLP
        11 East 44th Street
        17th Floor
        New York, New York 10017
        United States
        Attention: Sheldon Krause, Esq.
        Facsimile: +1-212-986-2399

        if to Kardan:

        Kardan Communications Ltd.
        154 Petach Tikva Rd., Tel Aviv 64921, Israel
        Facsimile: +972-3-691-3457

        with a copy to:

        Shem-tov, Ickovics, Engler & Co.
        9 Montefiore St., Tel Aviv 65252, Israel
        Attention: Jay Neustadter, Adv.
        Facsimile: +972-3-5100898

        if to Neuwirth Investments or Noy:

        250 Ben Gurion Rd., Givatayim, Israel
        Facsimile: +972-3-5730935

        if to Givon:

        13 Admonit St., Zoran 42823, Israel
        Facsimile: +972-9-8949442

13.7. Governing Law; Venue. This Agreement shall be deemed to be made in and in all respects shall be interpreted, construed and governed by and in accordance with the law of Israel without regard to the conflict of law principles thereof. The parties hereby irrevocably submit to the jurisdiction of the courts of Israel in Tel Aviv/Yafo in respect of the interpretation and enforcement of the provisions of this Agreement and of the documents referred to in this Agreement.


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

13.8. Descriptive Headings and Section References. The descriptive headings herein are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. All Article, Section, subsection, paragraph and clause references in this Agreement are to Articles, Sections, subsections, paragraphs and clauses, respectively, of this Agreement unless otherwise specified.

13.9. Parties in Interest. This Agreement shall be binding upon and inure solely to the benefit of each party hereto and its successors and permitted assigns and, except as expressly provided in this Agreement to the contrary, nothing in this Agreement is intended to or shall confer upon any other person any rights, benefits or remedies of any nature whatsoever under or by reason of this Agreement nor shall any such person be entitled to assert any claim hereunder.

13.10. Personal Liability. Except as and to the extent expressly provided elsewhere in this Agreement, this Agreement shall not create or be deemed to create or permit any personal liability or obligation on the part of any direct or indirect shareholder of any corporate party hereto or any officer, director, employee, agent, representative or investor of any party hereto.

13.11.  Counterparts.   This   Agreement   may  be   executed  in  one  or  more
        counterparts, each of which shall be deemed to be an original but all of which shall constitute one and the same agreement.

13.12. Guarantee. Noy hereby agrees to fully and unconditionally guarantee in all respects, for the benefit of Data Systems & Software Inc. and Decision Systems Israel Ltd., any and all obligations of payment or performance of Neuwirth Investments under this Agreement, for a period of seven (7) years from the date hereof.


                  (REMAINDER OF PAGE INTENTIONALLY LEFT BLANK)

        IN WITNESS WHEREOF, each of the parties has caused this Agreement to be duly executed on its behalf as of the day and year first above written.


                                        DATA SYSTEMS AND SOFTWARE INC.


                                        By: s/Yacov Kaufman
                                            ----------------------------------
                                        Name:
                                        Title:


                                        DECISION SYSTEMS ISRAEL LTD.


                                        By: s/Yacov Kaufman
                                            ----------------------------------
                                        Name:
                                        Title:


                                        KARDAN COMMUNICATIONS LTD.


                                        By: s/Avraham Kurzweil
                                            ----------------------------------
                                        Name:
                                        Title:

                                        By: s/Israel Frieder
                                            ----------------------------------
                                        Name:
                                        Title:


                                        ENDAN IT SOLUTIONS LTD.


                                        By: s/Jacob Neuwirth
                                            ----------------------------------
                                        Name:
                                        Title:


                                        NEUWIRTH INVESMENTS LTD.


                                        By: s/Jacob Neuwirth
                                            ----------------------------------
                                        Name:
                                        Title:


                                        s/Yossi Avraham
                                        --------------------------------------
                                        ADV. YOSSI AVRAHAM AS TRUSTEE FOR
                                        MEIR GIVON

The undersigned hereby agrees to fully and unconditionally guarantee in all respects, for the benefit of Data Systems & Software Inc. and Decision Systems Israel Ltd., any and all obligations of payment or performance of Neuwirth Investments Ltd. under this Agreement, for a period of seven (7) years from the date hereof.


                                        s/Jacob Neuwirth
                                        --------------------------------------
                                        JACOB NEUWIRTH (NOY)




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